                                                                   Exhibit 10.18




                                      LEASE



                                     BETWEEN


                           VC ASSOCIATES, LLC, Lessor


                                     - and -


                         VIATEL NEW JERSEY, INC., Lessee



                             Dated: June 23, 1998

                                TABLE OF CONTENTS


BASIC LEASE PROVISIONS AND DEFINITIONS..............................................................  1

 1.   DESCRIPTION...................................................................................  4

 2.   TERM..........................................................................................  4

 3.   BASIC RENT....................................................................................  4

 4.   USE AND OCCUPANCY.............................................................................  5

 5.   CARE AND REPAIR OF PREMISES/ENVIRONMENTAL.....................................................  5

 6.   ALTERATIONS, ADDITIONS OR IMPROVEMENTS........................................................  8

 7.   ACTIVITIES INCREASING FIRE INSURANCE RATES....................................................  8

 8.   ASSIGNMENT AND SUBLEASE.......................................................................  8

 9.   COMPLIANCE WITH RULES AND REGULATIONS......................................................... 14

10.   DAMAGES TO BUILDING/WAIVER OF SUBROGATION..................................................... 14

11.   EMINENT DOMAIN................................................................................ 15

12.   INSOLVENCY OF LESSEE.......................................................................... 16

13.   LESSOR'S REMEDIES ON DEFAULT.................................................................. 16

14.   DEFICIENCY.................................................................................... 16

15.   SUBORDINATION OF LEASE........................................................................ 18

16.   SECURITY DEPOSIT.............................................................................. 19

17.   RIGHT TO CURE LESSEE'S BREACH................................................................. 19

18.   LIENS......................................................................................... 19

19.   RIGHT TO INSPECT AND REPAIR................................................................... 20

20.   SERVICES TO BE PROVIDED BY LESSOR............................................................. 21

21.   INTERRUPTION OF SERVICES OR USE............................................................... 21

22.   BUILDING STANDARD OFFICE ELECTRICAL SERVICE................................................... 22

23.   ADDITIONAL RENT............................................................................... 24
      (A)  Operating Cost Escalation................................................................ 24
      (B)  Fuel, Utilities and Electric Cost Escalation............................................. 25
      (C)  Tax Escalation........................................................................... 25


      (D)........................................................................................... 26
      (E)  Lease Year............................................................................... 27
      (F)  Payment.................................................................................. 27
      (G)  Books and Records........................................................................ 28
      (H)  Occupancy Adjustment..................................................................... 29

24.   LESSEE'S ESTOPPEL............................................................................. 30

25.   HOLDOVER TENANCY.............................................................................. 30

26.  RIGHT TO SHOW PREMISES......................................................................... 30

27.  LESSEE IMPROVEMENT WORK........................................................................ 31

28.  WAIVER OF TRIAL BY JURY........................................................................ 33

29.  LATE CHARGE.................................................................................... 33

30.  INSURANCE...................................................................................... 34
      (A)  Lessee's Insurance....................................................................... 34
      (B)  Lessor's Insurance....................................................................... 37
      (C)  Waiver of Subrogation.................................................................... 38

31.  NO OTHER REPRESENTATIONS....................................................................... 38

32.  QUIET ENJOYMENT................................................................................ 38

33.  INDEMNITY...................................................................................... 38

34.  APPLICABILITY TO HEIRS AND ASSIGNS............................................................. 39

35.  PARKING SPACES................................................................................. 39

36.  LESSOR'S EXCULPATION........................................................................... 39

37.  RULES OF CONSTRUCTION/APPLICABLE LAW........................................................... 40

38.  BROKERS........................................................................................ 40

39.  PERSONAL LIABILITY............................................................................. 41

40.  NO OPTION...................................................................................... 41

41.  DEFINITIONS.................................................................................... 41
         (A)  Affiliate............................................................................. 41
         (B)  Building Hours........................................................................ 42
         (C)  Common Facilities..................................................................... 42
         (D)  Force Majeure......................................................................... 42
         (E)  Lessee's Percentage................................................................... 43
         (F)  Additional Rent....................................................................... 43

42.  LEASE COMMENCEMENT............................................................................. 43


43.  NOTICES........................................................................................ 44

44.  ACCORD AND SATISFACTION........................................................................ 44

45.  EFFECT OF WAIVERS.............................................................................. 45

46.  FIBER INTERCONNECT............................................................................. 45

47.  MORTGAGEE'S NOTICE AND OPPORTUNITY TO CURE..................................................... 45

48.  LESSOR'S RESERVED RIGHT........................................................................ 46

49.  CORPORATE AUTHORITY............................................................................ 46

50.  GOVERNMENT REQUIREMENTS........................................................................ 46

51.  LITIGATION FEES AND EXPENSES................................................................... 46

52.  24-HOUR ACCESS................................................................................. 47

53.  AFTER-HOURS USE................................................................................ 47

54.  SIGNAGE/FLAGPOLE............................................................................... 47

55.  ROOF DISH ANTENNA.............................................................................. 47

56.  SUPPLEMENTAL AIR CONDITIONING.................................................................. 48

57.  SPRINKLER SYSTEM............................................................................... 48

58.  BACK-UP GENERATOR.............................................................................. 49

59.  EARLY OCCUPANCY................................................................................ 49

60.  RIGHT OF SUBORDINATED FIRST OFFER.............................................................. 50

61.  RENEWAL OPTIONS................................................................................ 50

62.  GUARANTY....................................................................................... 51


     LEASE, made the _____ day of June 1998, between VC ASSOCIATES, LLC, a New Jersey limited liability company, whose address is c/o Portman Group, Inc., One Parker Plaza, Fort Lee, New Jersey 07024 (hereinafter referred to as "Lessor"); and VIATEL NEW JERSEY, INC., a Delaware corporation, whose address is 800 Third Avenue, New York, New York 10022 (hereinafter referred to as "Lessee").

                                    PREAMBLE

                     BASIC LEASE PROVISIONS AND DEFINITIONS

In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease should have only the meanings set forth in this Section, unless such meanings are expressly modified, limited or expanded elsewhere herein.

     (1) Additional Rent: All sums in addition to Basic Rent payable by Lessee to Lessor pursuant to the provisions of this Lease.

     (2) Base Period Costs: As to the following:

          (A) Base Operating Costs: The average of those costs incurred for the Building and Office Building Area during calendar years 1998 and 1999, as estimated by Lessor, subject to final adjustment.

          (B) Base Real Estate Taxes: The average of those Real Estate Taxes incurred for the Building, Complex and Office Building Area during calendar years 1998 and 1999, as estimated by Lessor, subject to final adjustment.

          (C) Base Utility and Energy Costs: Those costs determined by multiplying the average usage incurred for the Building and Office Building Area during calendar years 1998 and 1999, as estimated by Lessor, by the average rate in effect (including surcharges and/or adjustments) during calendar year 1998 (herein "Base Utility Rate").

     (3) Brokers: Cushman & Wakefield of New Jersey, Inc. and CB Richard Ellis.

     (4) Building: Building B, Vantage Court, 200 Cottontail Lane, Franklin Township, New Jersey.

     (5) Building Holidays: Those shown on Exhibit E.

     (6) Commencement Date: Upon substantial completion of the work to be performed to the Premises, subject however to Sections 27 and 42 hereof.

     (7) Demised Premises or Premises: Approximately 26,380 gross rentable square feet on the first (1st) floor of the east wing as shown on Exhibit A hereto, which includes an allocable share of the Common Facilities as defined in Subsection 41(C).

     (8) Exhibits: The following Exhibits attached to this Lease are incorporated herein and made a part hereof:


                  Exhibit A                 Premises
                  Exhibit A-1               Office Building Area
                  Exhibit B                 Rules and Regulations
                  Exhibit C                 Lessee Improvements
                  Exhibit D                 Cleaning Services
                  Exhibit E                 Building Holidays
                  Exhibit F                 Guaranty


     (9) Term Basic Rent: Five Million Three Hundred Forty-one Thousand Nine Hundred Fifty and 00/100 ($5,341,950.00) Dollars for the Term payable as follows:


==========================================================================================================================
                       Period                                             Annual Basic                     Monthly Basic
                                                                              Rent                              Rent

--------------------------------------------------------------------------------------------------------------------------
Commencement Date through                                                   $507,815.00                       $42,317.92
60th month following
Commencement Date

--------------------------------------------------------------------------------------------------------------------------
61st through 120th months                                                   $560,575.00                       $46,714.58
following Commencement Date
==========================================================================================================================

     (10) Lessee's Percentage:

          (A) For Base Operating Costs and Base Utility and Energy Costs: twenty-six and 66/100 (26.66%) percent.

          (B) For Base Real Estate Taxes: thirteen and 33/100 (13.33%) percent. subject to adjustment as provided for in Subsection 41(E).

     (11) Office Building Area: Lot 15.10, Block 517.02, on the tax map of the Township of Franklin.

     (12) Parking Spaces: A total of one hundred five (105) spaces assigned and unassigned as indicated at no charge to Lessee.

          (A) Assigned: Twenty-one (21)

          (B) Unassigned: Eighty-four (84)

     (13) Permitted Use: General office for executive and administrative purposes and/or for telecommunications facilities to include switches and related equipment.

     (14) Security Deposit: Shall, subject to the first Subsection of Section 16 of the Lease, be NONE.

     (15) Term: Ten (10) years from the Commencement Date unless extended pursuant to any option contained herein.

     (16) Termination Date: 11:59 p.m. of the day immediately preceding the tenth (10th) anniversary of the Commencement Date unless Lessee exercises its renewal option(s) as in Section 61 contained.

                             W I T N E S S E T H:

     For and in consideration of the covenants herein contained, and upon the terms and conditions herein set forth, Lessor and Lessee agree as follows:

     1. DESCRIPTION. Lessor hereby leases to Lessee, and Lessee hereby hires from Lessor, the Demised Premises as defined in the Preamble (hereinafter called "Demised Premises" or "Premises", as shown on the plan or plans, initialed by the parties hereto, marked Exhibit A attached hereto and made part of this Lease in the Building as defined in the Preamble (hereinafter called "Building") which is part of a complex (hereinafter called the "Complex") of buildings known as Building A and Building B, also known as Vantage Court, which is situated on the Office Building Area as defined in the Preamble (hereinafter called "Office Building Area"), as described on Exhibit A-1, together with the right to use in common with other lessees of the Building, their invitees, customers and employees, those public areas of the Common Facilities as hereinafter defined.

     2. TERM. The Premises are leased for the Term to commence on the Commencement Date, and to end at 11:59 p.m. on the Termination Date, all as defined in the Preamble.

     3. BASIC RENT. The Lessee shall pay to the Lessor during the Term the Term Basic Rent as defined in the Preamble (hereinafter called "Term Basic Rent"), payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. The Term Basic Rent shall accrue at an annual rate as defined in the Preamble (hereinafter called "Annual Basic Rent") and shall be payable in advance on the first day of each calendar month during the Term in monthly installments of Term Basic Rent as defined in the Preamble (hereinafter called "Monthly Basic Rent"), except that a proportionately lesser sum may be paid for the first and last months of the Term of this Lease if the Term commences on a day other than the first day of the month, in accordance with the provisions of this Lease herein set forth. Lessor acknowledges receipt from Lessee of the Monthly Basic Rent for the first month of the Lease Term by check, subject to collection. Lessee shall pay Basic Rent, and any Additional Rent as hereinafter provided, to Lessor at Lessor's above stated address, or at such other place as Lessor may designate in writing, without demand and without counterclaim, deduction or setoff. As used in this Lease, Basic Rent shall mean either Term Basic Rent, Annual Basic Rent or Monthly Basic Rent, as appropriate.

     4. USE AND OCCUPANCY. Lessee shall use and occupy the Premises for the Permitted Use as defined in the Preamble and for no other purpose.

     5. CARE AND REPAIR OF PREMISES/ENVIRONMENTAL. Lessee covenants to commit no act of waste and to take good care of the Premises and those portions of Building Systems exclusively servicing Tenant's Premises and the fixtures and appurtenances therein, and shall, in the use and occupancy of the Premises comply with all present and future laws, orders and regulations of the federal, state and municipal governments or any of their departments affecting the Premises and with any and all environmental requirements resulting from the Lessee's specific manner of use as distinguished from laws, orders and regulations of the federal, state and municipal governments or any of their department affecting the Premises applicable to all manner of uses; this covenant to survive the expiration or sooner termination of the Lease. Any laws, orders and regulations of the federal, state and municipal governments or any of their department affecting the Premises applicable to all manner of uses shall be complied with by Lessor, with the cost for same to the extent permitted by the terms hereof, to be included as an Operating
Cost as provided for in Subsection 23(A). Lessor shall, at Lessee's reasonable expense, promptly make all necessary repairs to the Premises.
Lessor shall make all necessary repairs to the Common Facilities and to the structural portions of the Building, the non-exclusive portions of the Building Systems, and to the parking areas, if any, the same to be included as an Operating Cost to the extent permitted pursuant to Section 23, except where the repair has been made necessary by misuse or neglect by Lessee or Lessee's agents, servants, visitors or licensees, in which event Lessor shall nevertheless make the repair but Lessee shall pay to Lessor, as Additional
Rent, immediately upon demand, the reasonable costs therefor. As used herein, the structural portions of the Building shall mean the foundations, load bearing exterior walls and steel support columns of the Building, and the non-exclusive portions of the Building Systems (i.e. HVAC, plumbing and electrical) which shall mean Building Systems up to the points of distribution to a tenant's premises, and the Building roof. All improvements made by Lessee to the Premises, which are so attached to the Premises that they cannot be removed without material injury to the Premises, shall become the property of Lessor upon installation. Not later than the last day of the Term, Lessee shall, at Lessee's expense, remove all Lessee's personal property and those improvements made by Lessee which have not become the property of Lessor, including trade fixtures, cabinetwork, movable paneling partitions and the like; repair all injury done by or in connection with the installation or removal of said property and improvements; and surrender the Premises in as good condition as they were at the beginning of the Term, reasonable wear and damage by fire, the elements, casualty, or other cause not due to the misuse or neglect by Lessee, Lessee's agents, servants, visitors or licensees excepted. All other property of Lessee remaining on the Premises after the last day of the Term of this Lease shall be conclusively deemed abandoned and may be removed by Lessor, and Lessee shall reimburse Lessor for the reasonable cost of such removal. Lessor may have any such property stored at Lessee's risk and expense.

     Lessee acknowledges the existence of the environmental laws, rules and regulations, including but not limited to the provisions of ISRA, as hereinafter defined. Lessee shall comply with any and all such laws, rules and regulations. Lessee represents to Lessor that Lessee's Standard Industrial Classification
(SIC) Number as designated in the Standard Industrial Classifications Manual prepared by the Office of Management and Budget in the Executive Office of the President of the United States is 4825; however, Lessee represents that the nature of the business to be conducted in the Premises will not constitute an industrial establishment for purposes of ISRA. Any change by Lessee to an operation which will subject the Premises to ISRA applicability shall require Lessor's written consent. Any such proposed change shall be sent in writing to Lessor sixty (60) days prior to the proposed change. Lessor, at its sole option, may deny consent.

     Lessee hereby agrees to execute such documents as Lessor reasonably deems necessary and to make such applications as Lessor reasonably requires to assure compliance with ISRA. Lessee shall bear all costs and expenses incurred by Lessor associated with any required ISRA compliance resulting from Lessee's specific manner of use of the Demised Premises including but not limited to state agency fees, engineering fees, clean-up costs, filing fees and suretyship expenses. As used in this Lease, ISRA compliance shall include applications for determinations of nonapplicability by the appropriate governmental authority. The foregoing undertaking shall survive the termination or sooner expiration of the Lease and surrender of the Demised Premises and shall also survive sale, or lease or assignment of the Demised Premises by Lessor. Lessee agrees to indemnify and hold Lessor harmless from any violation of ISRA occasioned by Lessee's specific use of the Demised Premises as opposed to mere occupancy by Lessee. The Lessee shall immediately provide the Lessor with copies of all correspondence, reports, notices, orders, findings, declarations and other materials pertinent to the Lessee's compliance and the requirements of the New Jersey Department of Environmental Protection ("NJDEP") under ISRA as they are issued or received by the Lessee. The Lessor shall promptly provide Lessee with notice of any communications received from NJDEP which affect the Lessee's use of the Premises.

     Lessee agrees not to generate, store, manufacture, refine, transport, treat, dispose of, or otherwise permit to be present on or about the Premises, any Hazardous Substances.

Notwithstanding anything contained herein to the contrary, Lessee shall be permitted to keep small quantities of normal office supplies which may be included as Hazardous Substances such as cleaning supplies and copier supplies, provided the same are properly stored, handled and disposed of in full compliance with all environmental laws. As used herein, Hazardous Substances shall be defined as any "hazardous chemical," "hazardous substance" or similar term as defined in the Comprehensive Environmental Responsibility Compensation and Liability Act, as amended (42 U.S.C. 9601, et seq.), the New Jersey Environmental Cleanup Responsibility Act, as amended, N.J.S.A. 13:1K-6 et seq. and/or the Industrial Site Recovery Act ("ISRA"), the New Jersey Spill Compensation and Control Act, as amended, N.J.S.A. 58:10-23.11b, et seq., any rules or regulations promulgated thereunder, or in any other applicable federal, state or local law, rule or regulation dealing with environmental protection. It is understood and agreed that the provisions contained in this Section shall be applicable notwithstanding the fact that any substance shall not be deemed to be a Hazardous Substance at the time of its use by the Lessee but shall thereafter be deemed to be a Hazardous Substance. Lessor represents, without undertaking any investigation or inquiry, that it has no actual knowledge of any Hazardous Substances contained in the Premises or Building. Lessor further represents to Lessee that as of the date hereof, Lessor has received no notice of any violation of any law, order or regulation of the federal, state or municipal governments with respect to the Building and Office Building Area.

     In the event Lessee fails to comply with ISRA as stated in this Section or any other governmental law as of the termination or sooner expiration of the Lease and as a consequence thereof Lessor is unable to rent the Demised Premises, then the Lessor shall treat the Lessee as one who has not removed at the end of its Term, and thereupon be entitled to all remedies against the Lessee provided by law in that situation including a monthly rental of one hundred fifty (150%) percent of the Monthly Basic Rent paid for the last month of the Term of this Lease or any renewal term, for the first thirty (30) days, which shall be increased to two hundred (200%) percent of the Monthly Basic Rent for the last month of the Term of this Lease or any renewal term, for any period thereafter, payable in advance on the first day of each month, until such time as Lessee provides Lessor with a negative declaration or confirmation that any required clean-up plan has been successfully completed.

     Lessee agrees to indemnify and hold harmless the Lessor and each mortgagee of the Premises from and against any and all liabilities, damages, claims, losses, judgments, causes of action, costs and expenses (including the reasonable fees and expenses of counsel) which may be incurred by the Lessor or any such mortgagee or threatened against the Lessor or such mortgagee, resulting from any breach by Lessee of the undertakings set forth in this Section, said indemnity to survive the Lease expiration or sooner termination.

     6. ALTERATIONS, ADDITIONS OR IMPROVEMENTS. Lessee shall not, without first obtaining the written consent of Lessor, make any alterations, additions or improvements in, to or about the Premises. Provided Lessee first provides Lessor with written plans or information detailing any proposed alterations, additions or improvements, Lessor shall not unreasonably withhold its consent. For purposes hereof, Lessor shall not be deemed to have unreasonably withheld its consent if the proposed alteration, addition or improvement impacts any structural portion of the Building or any non-exclusive Building System as defined in Section 5, including by way of example but not limitation, the HVAC, plumbing or electrical systems. Nothing herein contained shall be construed to prevent Lessee from making cosmetic or decorative changes (e.g., painting, wallcovering) to the Premises without Lessor's prior written approval. This Section shall apply to any alterations, additions or improvements to the Premises made subsequent to Lessee's improvements, approval for which is provided for in Section 27.

     7. ACTIVITIES INCREASING FIRE INSURANCE RATES. Lessee shall not do or suffer anything to be done on the Premises which will increase the rate of fire insurance on the Building. The existence of a mere elevated occupancy level resulting from Lessee's tenancy shall not increase the rate of fire insurance on the Building.

          8. ASSIGNMENT AND SUBLEASE. Lessee may not mortgage, pledge, hypothecate, assign, transfer, sublet or otherwise deal with this Lease or the Premises in any manner except as specifically provided for in this Section 8:

          (A) (1) In the event that Lessee desires to sublease or assign the Premises or any part thereof to any other party, the terms and conditions of such sublease or assignment shall be communicated to the Lessor in writing not less than thirty (30) days prior to the effective date of any such sublease or assignment, and, prior to such effective date, the Lessor shall have the option exercisable in writing to the Lessee, to recapture the space proposed to be sublet for the duration of the proposed sublease or to recapture the within Lease in the case of an assignment, and the within Lessee shall be fully released from any and all obligations thereafter accruing for the duration of the proposed sublease or for the balance of the Term in the case of an assignment.

            (2) Notwithstanding the foregoing, in the event that Lessee desires to sublease the Premises to a business entity whose occupancy is in furtherance of a project between Lessee and said subtenant, Lessee shall have the right to do so upon notice to Lessor without the provisions of Subsection 8(A)(1) being applicable thereto. All the terms and provisions of Subsection 8(B) shall apply to such subletting with the exception of Subsection 8(B)(6) and with the further qualification that Subsection 8(B)(4) shall be amended for purposes of such subletting to entitle Lessor to all of the net rent (Basic and Additional), as and when received, in excess of the Term Basic Rent and Additional Rent required to be paid by Lessee for the period affected by said sublease for the area sublet, computed on the basis of an average square foot rent for the gross square footage Lessee has leased.

          (B) In the event that the Lessor elects not to recapture the Lease or part thereof as the case may be in accordance with Subsection 8(A) above, the Lessee may nevertheless assign this Lease or sublet the whole or any portion of the Premises so offered to Lessor, subject to the Lessor's prior written consent, which consent shall not be unreasonably withheld or delayed, and subject to the consent, which consent shall not be unreasonably withheld or delayed, of any mortgagee, trust deed holder or ground lessor, on the basis of the terms and conditions enumerated herein in this Subsection 8(B). However, Lessor shall not be deemed unreasonable if it refuses to consent to any proposed sublease or an assignment of the Lease to a tenant, subtenant or other occupant of the Building (or to a subsidiary or affiliate thereof) provided Lessor has other comparable space available in the Building to show to such proposed sublessee of, or if, in the reasonable judgment of Lessor, the business of such proposed subtenant or assignee is not compatible with the type of occupancy of the Building, violates any exclusive granted in writing to any other tenant in the Building or Complex, or such business will create material increased use of the Common Facilities of the Office Building Area and/or Building or is to any State, Federal or municipal agency or bureau.

               (1) The Lessee shall provide to Lessor the name and address of the assignee or sublessee.

               (2) The assignee or sublessee shall assume, by written instrument, all of the obligations of this Lease, and a copy of such assumption agreement shall be furnished to Lessor within ten (10) business days of its execution. Any sublease shall expressly acknowledge that said sublessee's rights against the Lessor shall be no greater than those of the Lessee.

               (3) The Lessee and each assignee shall be and remain liable for the observance of all the covenants and provisions of this Lease, including, but not limited to, the payment of Term Basic Rent and Additional Rent reserved herein as and when required to be paid, through the entire Term of this Lease, as the same may be renewed, extended or otherwise modified.

               (4) The Lessee and any assignee shall promptly pay to Lessor one-half (1/2) of any net consideration received for any assignment or one-half (1/2) of the net rent (Basic and Additional), as and when received in excess of the Term Basic Rent and Additional Rent required to be paid by Lessee for the period affected by said assignment or sublease for the area sublet, computed on the basis of an average square foot rent for the gross square footage Lessee has leased. As used herein, net consideration and/or net rent shall mean gross rent (Basic and Additional) or gross consideration received less any brokerage or other reasonable costs or tenant work paid by Lessee in connection with the assignment or sublet, said brokerage or tenant work to be amortized over the term of the assignment or sublet.

               (5) In any event, the acceptance by Lessor of any rent (Basic and Additional) from the assignee or from any of the subtenants or the failure of Lessor to insist upon a strict performance of any of the terms, conditions and covenants herein shall not release Lessee herein, nor any assignee assuming this Lease, from any and all of the obligations herein during and for the entire Term of this Lease.

               (6) Lessor shall require a Five Hundred and 00/100 ($500.00) Dollar payment to cover its handling charges for each request for consent to any sublet or assignment prior to its consideration of the same.

               (7) Lessee shall have no claim, and hereby waives the right to any claim, against Lessor for money damages by reason of any refusal, withholding or delaying by Lessor of any consent, approval or statement of satisfaction, and in such event, Lessee's only remedies therefor shall be an action for specific performance, injunction or declaratory judgment to enforce any such requirement. Lessor acknowledges that Lessee may commence such action by way of an expedited proceeding (e.g. Order to Show Cause) before the Superior Court of New Jersey, Somerset County and Lessor shall take all reasonable actions (including acceptance of a Verified Complaint and an Order to Show Cause) requested by Lessee to ensure that such dispute is heard before the Superior Court in such an expedited proceeding. Lessor and Lessee further agree that the determination of such Court shall be final and non-appealable.

          (C) Any sublet or assignment to an "Affiliate" as hereinafter defined shall not be subject to the provisions of Subsections 8(A), 8(B)(4) or 8(B)(6) hereof and shall not require Lessor's prior written consent, but all other provisions of this Section shall apply.

          (D) In the event that any or all of Lessee's interest in the Premises and/or this Lease is transferred by operation of law to any trustee, receiver, or other representative or agent of Lessee, or to Lessee as a debtor in possession, and subsequently any or all of Lessee's interest in the Premises and/or this Lease is offered or to be offered by Lessee or any trustee, receiver, or other representative or agent of Lessee as to its estate or property (such person, firm or entity being hereinafter referred to as the "Grantor"), for assignment, conveyance, lease, or other disposition to a person, firm or entity other than Lessor (each such transaction being hereinafter referred to as a "Disposition"), it is agreed that Lessor has and shall have a right of first refusal to purchase, take, or otherwise acquire, the same upon the same terms and conditions as the Grantor thereof shall accept upon such Disposition to such other person, fire, or entity; and as to each such

     Disposition the Grantor shall give written notice to Lessor in reasonable detail of all of the terms and conditions of such Disposition within twenty
     (20) days next following its determination to accept the same but prior to accepting the same, and Grantor shall not make the Disposition until and unless Lessor has failed or refused to accept such right of first refusal as to the Disposition, as set forth herein.

               Lessor shall have sixty (60) days next following its receipt of the written notice as to such Disposition in which to exercise the option to acquire Lessee's interest by such Disposition, and the exercise of the option by Lessor shall be effected by notice to that effect sent to the Grantor; but nothing herein shall require Lessor to accept a particular Disposition or any Disposition, nor does the rejection of any one such offer of first refusal constitute a waiver or release of the obligation of the Grantor to submit other offers hereunder to Lessor. In the event Lessor accepts such offer of first refusal, the transaction shall be consummated pursuant to the terms and conditions of the Disposition described in the notice to Lessor. In the event Lessor rejects such offer of first refusal, Grantor may consummate the Disposition with such other person, firm, or entity; but any decrease in price of more than two (2%) percent of the price sought from Lessor or any change in the terms of payment for such Disposition shall constitute a new transaction requiring a further option of first refusal to be given to Lessor hereunder.

          (E) Without limiting any of the provisions of Sections 12 and 13, if pursuant to the Federal Bankruptcy Code (herein the "Code"), or any similar law hereafter enacted having the same general purpose, Lessee is permitted to assign this Lease notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to one (1) year's Annual Basic Rent and Additional Rent for the next succeeding twelve (12) months (which Additional Rent shall be reasonably estimated by Lessor), which deposit shall be held by Lessor for the balance of the Term, without interest, as Additional Security Deposit as hereinafter defined for the full performance of all of Lessee's obligations under this Lease, to be held and applied in the manner specified for security in Section 16.

          (F) Except as specifically set forth above, no portion of the Demised Premises or of Lessee's interest in this Lease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law or act of the Lessee, nor shall Lessee pledge its interest in this Lease or in any security deposit required hereunder.

          (G) If Lessee is a corporation other than a corporation whose stock is listed and traded on a nationally recognized stock exchange, the provisions of this Subsection 8(G) shall apply to a transfer (however accomplished, whether in a single transaction or in a series of related or unrelated transactions) of stock [or any other mechanism such as, by way of example, the issuance of additional stock, a stock voting agreement or change in class(es) of stock] which results in a change of control of Lessee as if such transfer of stock (or other mechanism) which results in a change of control of Lessee were an assignment of this Lease, and if Lessee is a partnership or joint venture, said provisions shall apply with respect to a transfer (by one or more transfers) of an interest in the distributions of profits and losses of such partnership or joint venture (or other mechanism, such as, by way of example, the creation of additional general partnership or limited partnership interests) which results in a change of control of such a partnership or joint venture as if such transfer of an interest in the distributions of profits and losses of such partnership or joint venture which results in a change of control of such partnership or joint venture were an assignment of this Lease; but said provisions shall not apply to transactions with a corporation into or with which Lessee is merged or consolidated or to which all or substantially all of Lessee's assets are transferred or to any corporation which controls or is controlled by Lessee or is under common control with Lessee, provided that in the event of such merger, consolidation or transfer of all or substantially all of Lessee's assets, (i) the successor to Lessee has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Lessee immediately prior to such merger, consolidation or transfer, and (ii) proof satisfactory to Lessor of such net worth shall have been delivered to Lessor at least ten (10) days prior to the effective date of any such transaction.

          (H) If Lessee is a corporation whose stock is listed and traded on a nationally recognized stock exchange and Lessee acquires or is acquired by another entity whereby the successor entity shall continue the business operations of Lessee at the Premises in a manner which is substantially similar to those business operations which were conducted immediately prior to such transfer, then such transaction shall not constitute an assignment of this Lease in violation of Subsection 8(G).

     9. COMPLIANCE WITH RULES AND REGULATIONS. Lessee shall observe and comply with the rules and regulations hereinafter set forth in Exhibit B attached hereto and made a part hereof and with such further reasonable rules and regulations as Lessor may prescribe, on written notice to Lessee, for the safety, care and cleanliness of the Building and the Complex and the comfort, quiet and convenience of other occupants of the Building or Complex. Lessee shall not place a load upon any floor of the Demised Premises exceeding the floor load of two hundred fifty (250) pounds per square foot which it was designed to carry. Such installations shall be placed and maintained by Lessee, at Lessee's expense, in settings sufficient, in Lessor's reasonable judgment, to absorb and prevent vibration, noise and annoyance. In the event that the existing floor load capacity is insufficient to support Lessee's installations, Lessee shall have the right to perform such improvements to the floor slab as are required to increase the floor load capacity of the Premises. Any such work shall be performed in accordance with the requirements set forth Subsection 27(C).

     10. DAMAGES TO BUILDING/WAIVER OF SUBROGATION. If the Building is damaged by fire or any other cause to such extent that the cost of restoration, as reasonably estimated by Lessor, will equal or exceed twenty-five (25%) percent of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage, then Lessor may, no later than the sixtieth
(60th) day following the damage, give Lessee a notice of election to terminate this Lease, or, if the cost of restoration will equal or exceed fifty (50%) percent of such replacement value and if the Premises shall not be reasonably usable for the purpose for which they are leased hereunder, then Lessee may, no later than the sixtieth (60th) day following the damage, give Lessor a notice of election to terminate this Lease. In either said event of election, this Lease shall be deemed to terminate on the thirtieth (30th) day after the giving of said notice, and Lessee shall surrender possession of the Premises within a reasonable time thereafter; and the Term Basic Rent, and any Additional Rent, shall be apportioned as of the date of said surrender, and any Term Basic Rent or Additional Rent paid for any period beyond the latter of the thirtieth (30th) day after said notice or the date Lessee surrenders possession shall be repaid to Lessee. If the cost of restoration shall not entitle Lessor to terminate this Lease, or if, despite the cost, Lessor does not elect to terminate this Lease, Lessor shall restore the

Building and the Premises with reasonable promptness, subject to Force Majeure, as hereinafter defined, and except as stated above, Lessee shall have no right to terminate this Lease. Lessor need not restore fixtures and improvements owned by Lessee.

     In any case in which use of the Premises is affected by any damage to the Building, there shall be either an abatement or an equitable reduction in Term Basic Rent and an equitable reduction in the Base Period Costs as established in
Section 23 depending on the period for which and the extent to which the Premises are not reasonably usable for the purpose for which they are leased hereunder. The words "restoration" and "restore" as used in this Section shall include repairs. If the damage results from the negligence or willful misconduct of Lessee, or Lessee's agents, servants, visitors or licensees, Lessee shall not be entitled to any abatement or reduction in Term Basic Rent or Additional Rent, except to the extent of any rent insurance received by Lessor.

     Except as provided in Section 5 hereof, notwithstanding the provisions of this Section of the Lease of any other provision of this Lease, in the event of any loss or damage to the Building, the Premises and/or any contents (herein "property damage"), each party waives all claims against the other and its or their agents, servants, employees and partners for any such loss or damage and each party shall look only to any insurance which it has obtained to protect against such loss (or in the case of Lessee, against any tenant of the Building that has not waived subrogation against such Lessee) and each party shall obtain, for each policy of such insurance, provisions waiving any claims against the other party (and against any other tenant[s] in the Building that has waived subrogation against the Lessee) for loss or damage within the scope of such insurance.

     11. EMINENT DOMAIN. If Lessee's use of the Premises is materially affected due to the taking by eminent domain of (a) the Premises or any part thereof or any estate therein; or (b) any other part of the Building; then, in either event, this Lease shall terminate on the latter of (i) the date when title vests pursuant to such taking or (ii) the date when Lessee's use of the Premises is materially affected (herein the "Termination Date"). The Term Basic Rent, and any Additional Rent, shall be apportioned as of said Termination Date and any Term Basic Rent or Additional Rent paid for any period beyond said date shall be repaid to Lessee. In the event of a partial taking which does not effect a termination of this Lease but does deprive Lessee of the use of a portion of the Demised Premises, there shall either be an abatement or an equitable reduction of the Term Basic Rent, and an equitable adjustment reducing the Base Period Costs depending on the period for which and the extent to which the Premises so taken are not reasonably usable for the purpose for which they are leased hereunder. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Lessee may file a separate claim for any taking of fixtures and improvements owned by Lessee which have not become Lessor's property, and for moving expenses, provided the same shall in no way affect or diminish Lessor's award.

     12. INSOLVENCY OF LESSEE. Either (a) the appointment of a receiver to take possession of all or substantially all of the assets of Lessee, or (b) a general assignment by Lessee for the benefit of creditors, or (c) any action taken or suffered by Lessee under any insolvency or bankruptcy act, shall constitute a default of this Lease by Lessee, and Lessor may terminate this Lease forthwith and upon notice of such termination Lessee's right to possession of the Demised Premises shall cease, and Lessee shall then quit and surrender the Premises to Lessor but Lessee shall remain liable as hereinafter provided in Section 14 hereof.

     13. LESSOR'S REMEDIES ON DEFAULT. If Lessee defaults in the payment of Term Basic Rent, or any Additional Rent, or defaults in the performance of any of the other covenants and conditions hereof, Lessor may give Lessee notice of such default, and if Lessee does not cure any Term Basic Rent or Additional Rent default within five (5) days of the giving of such notice or other default within fifteen (15) days after giving of such notice (or if such other default is of such nature that it cannot be completely cured within such period, if Lessee does not commence such curing within such fifteen [15] days and thereafter proceed with reasonable diligence and in good faith to cure such default), then Lessor may terminate this Lease on not less than ten (10) days' notice to Lessee, and on the date specified in said notice, Lessee's right to possession of the Demised Premises shall cease, and Lessee shall then quit and surrender the Premises to Lessor, but Lessee shall remain liable as hereinafter provided. If this Lease shall have been so terminated by Lessor pursuant to Sections 12 or 13 hereof, Lessor may at any time thereafter resume possession of the Premises by any lawful means and remove Lessee or other occupants and their effects.

     14. DEFICIENCY. In any case where Lessor has recovered possession of the Premises by reason of Lessee's default, Lessor may, at Lessor's option, occupy the Premises or, consistent with prevailing market conditions, cause the Premises to be redecorated, altered, divided, consolidated with other adjoining premises, or otherwise changed or prepared for reletting, and may relet the Premises or any part thereof as agent of Lessee or otherwise, for a term or terms to expire prior to, at the same time as, or subsequent to, the original expiration date of this Lease, at Lessor's option, and receive the Term Basic Rent or Additional Rent therefor. Term Basic Rent or Additional Rent so received shall be applied first to the payment of such reasonable expenses as Lessor may have incurred in connection with the recovery of possession, redecorating, altering, dividing, consolidating with other adjoining premises, or otherwise changing or preparing for reletting, and the reletting, including brokerage and reasonable attorney's fees, and then to the payment of damages in amounts equal to the Term Basic Rent and Additional Rent hereunder and to the costs and expenses of performance of the other covenants of Lessee as herein provided. Lessee agrees, in any such case, whether or not Lessor has relet, to pay to Lessor damages equal to the Term Basic Rent and Additional Rent and other sums herein agreed to be paid by Lessee, as and when due, less the net proceeds of the reletting, if any, as ascertained from time to time, as of the due date, and the same shall be payable by Lessee on the several rent days above specified. Lessee shall not be entitled to any surplus accruing as a result of any such reletting, nor shall any surplus be applied to offset the damages referred to in the preceding sentence. In reletting the Premises as aforesaid, Lessor may grant rent concessions, and Lessee shall not be credited therewith. No such reletting shall constitute a surrender and acceptance or be deemed evidence thereof. If Lessor elects, pursuant hereto, actually to occupy and use the Premises or any part thereof during any part of the balance of the Term as originally fixed or since extended, there shall be allowed against Lessee's obligation for Term Basic Rent and Additional Rent or damages as herein defined, during the period of Lessor's occupancy, the reasonable value of such occupancy, not to exceed in any event the Term Basic Rent and Additional Rent herein reserved and such occupancy shall not be construed as a release of Lessee's liability hereunder.

     Alternatively, in any case where Lessor has recovered possession of the Premises by reason of Lessee's default, Lessor may at Lessor's option, and at any time thereafter, and without notice or other action by Lessor, and without prejudice to any other rights or remedies it might have hereunder or at law or equity, become entitled to recover from Lessee, as damages for such breach, in addition to such other sums herein agreed to be paid by Lessee, to the date of reentry, expiration and/or dispossess, an amount equal to the difference between the Term Basic Rent and Additional Rent reserved in this Lease from the date of such default to the date of expiration of the Term demised, as the same may have been extended or renewed, and the then fair and reasonable rental value (inclusive of Additional Rent and Term Basic Rent) of the Premises for the same period. Said damages shall become due and payable to Lessor immediately upon such breach of this Lease and without regard to whether this Lease be terminated or not, and if this Lease be terminated, without regard to the manner in which it is terminated. In the computation of such damages, the difference between any installments of rent (Basic and Additional) thereafter becoming due and the fair and reasonable rental value of the Premises for the period for which such installment was payable shall be discounted to the date of such default at the rate of not more than four (4%) percent per annum.

     Lessee hereby waives all right of redemption to which Lessee or any person under Lessee might be entitled by any law now or hereafter in force. In addition, in the event of an event of default which results in the Lessor recovering possession of the Demised Premises, Lessor will use commercially reasonable efforts to mitigate Lessee's damages as provided for in this Section 14, provided that Lessor shall retain the right, in the exercise of its reasonable business judgment, to approve any tenant and determine the reasonable terms and conditions of any lease, including, but not limited to, rent and length of term. Notwithstanding the foregoing, Lessor shall not be obligated to display the Premises to prospective tenants if Lessor has other premises available in the Complex. However, if prospective tenants do not find such other premises suitable, Lessor agrees that it will then display the Premises to the prospective tenants.

     Lessor's remedies hereunder are in addition to any remedy allowed by law.

     15. SUBORDINATION OF LEASE. Lessor represents that the Building is not currently encumbered by a mortgage or deed of trust. This Lease shall be subject and subordinated to all future first mortgages or deeds of trust affecting the Demised Premises, provided that either any such mortgage or deed of trust shall include therein a covenant on the part of the holder thereof substantially to the effect that it will not at any time join the Lessee as a party defendant in any action which may be brought to foreclose said mortgage or deed of trust, or disturb Lessee's possession of the Demised Premises, so long as the Lessee is not in default under any provision of this Lease beyond any applicable notice and grace period, or provided Lessor obtains a nondisturbance agreement in favor of Lessee from said first mortgagee or holder of any deed of trust providing the above, and provided further that in either event, Lessee agrees at the first mortgagee's option or at the option of the holder of any deed of trust to attorn to said mortgagee or holder of said trust deed. The Lessee shall execute, at no expense to the Lessee, any instrument which may be deemed necessary or desirable by the Lessor to further effect or to evidence the subordination of this Lease to any such mortgage or deed of trust. The Lessor may assign this Lease to any such mortgagee or trust deed holder in connection with any mortgage or deed of trust, and the Lessee shall execute any instrument which may be necessary or desirable by the Lessor or the mortgagee or trust deed holder in connection with said assignment.

     16. SECURITY DEPOSIT. In the event of the insolvency of Lessee, or in the event of the entry of a judgment in bankruptcy in any court against Lessee which is not discharged within thirty (30) days after entry, or in the event a petition is filed by or against Lessee under any chapter of the bankruptcy laws of the State of New Jersey or the United States of America, then in such event, Lessor may require the Lessee to deposit security in the amount specified in Subsection 8(E) to adequately assure Lessee's performance of all of its obligations under this Lease including all payments subsequently accruing. Failure of Lessee to deposit the Security Deposit required by this Section within ten (10) days after Lessor's written demand shall constitute a material breach of this Lease by Lessee.

     In the event any security is required to be deposited pursuant to the terms of this Lease and in the event Lessor uses any of said Security Deposit to cure Lessee's default(s) or meet any of Lessee's obligations, Lessee covenants to upon demand replace the amount so utilized. In the event of a bona fide sale, subject to this Lease, Lessor shall have the right to transfer the Security Deposit to the vendee for the benefit of Lessee, and Lessor shall be considered released by Lessee from all liability for the return of such Security Deposit; and Lessee agrees to look solely to the new lessor for the return of the said Security Deposit, and it is agreed that this shall apply to every transfer or assignment made of the Security Deposit to a new lessor. The security deposited as provided for herein shall not be mortgaged, assigned or encumbered by Lessee without the written consent of Lessor.

     17. RIGHT TO CURE LESSEE'S BREACH. If Lessee breaches any covenant or condition of this Lease, Lessor may, on reasonable notice to Lessee and after giving Lessee an opportunity to cure same (except that no notice need be given in case of emergency), cure such breach at the expense of Lessee and the reasonable amount of all expenses, including reasonable attorneys' fees, incurred by Lessor in so doing (whether paid by Lessor to outside counsel or attributable to in-house counsel at prevailing market rates) shall be deemed Additional Rent payable on demand.

     18. LIENS. Lessee shall not do any act, or make any contract, which may create or be the foundation for any lien or other encumbrance upon any interest of Lessor or any ground or underlying lessor in any portion of the Premises. If, because of any act or omission (or alleged act or omission) of Lessee, any Construction Lien Claim or other lien (collectively "Lien"), charge, or order for the payment of money or other encumbrance shall be filed against Lessor and/or any ground or underlying lessor and/or any portion of the Premises (whether or not such Lien, charge, order, or encumbrance is valid or enforceable as such), Lessee shall, at its own cost and expense, cause same to be discharged of record or bonded within fifteen (15) days after the filing thereof; and Lessee shall indemnify and save harmless Lessor and all ground and underlying lessor(s) against and from all reasonable costs, liabilities, suits, penalties, claims, and demands, including reasonable counsel fees, resulting therefrom. If Lessee fails to comply with the foregoing provisions, Lessor shall have the option of discharging or bonding any such Lien, charge, order, or encumbrance, and Lessee agrees to reimburse Lessor for all costs, expenses and other sums of money in connection therewith (as additional rental) with interest at the so-called annual prime rate of interest established and quoted by The Chase Manhattan Bank or a successor thereto, from time to time, as its interest rate charged for unsecured loans to its most creditworthy corporate customers plus two (2%) percent but in no event greater than the highest lawful rate from time to time in effect. All materialmen, contractors, artisans, mechanics, laborers, and any other persons now or hereafter contracting with Lessee or any contractor or subcontractor of Lessee for the furnishing of any labor services, materials, supplies, or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Lease Term, are hereby charged with notice that they look exclusively to Lessee to obtain payment for same.

     19. RIGHT TO INSPECT AND REPAIR. Lessor may enter the Premises but shall not be obligated to do so (except as required by any specific provision of this Lease) at any reasonable time on reasonable notice to Lessee (except that no notice need be given in case of emergency) for the purpose of inspection or the making of such repairs, replacement or additions, in, to, on and about the Premises or the Building, as reasonably deemed necessary by Lessor. Lessor agrees to use its diligent efforts to minimize any disruption to Lessee's business operations in the Premises; however, in no event shall Lessor be required to perform such repairs, replacements or additions outside of normal Building Hours or to incur overtime charges in connection therewith. During the last three (3) months of the Term, Lessor may immediately enter, alter, renovate or redecorate the Premises if Lessee shall have removed all of Lessee's property from the Premises. Such actions by Lessor shall have the same effect upon Lessee's obligations under this Lease as if the date of Lessor's entry was the scheduled Termination Date of this Lease with the exception however that Lessee shall nevertheless continue to be obligated to pay all Term Basic Rent and Additional Rent required to be paid under this Lease through the originally scheduled Termination Date. In no event shall Lessee have any claim against Lessor for interruption to Lessee's business, however occurring, including but not limited to that arising from the negligence of Lessor, its agents, servants or invitees, or from defects, errors or omissions in the construction or design of the Demised Premises and/or the Building and/or Complex, including the structural and non-structural portions thereof.

     20. SERVICES TO BE PROVIDED BY LESSOR. Subject to intervening laws, ordinances, regulations and executive orders, while Lessee is not in default under any of the provisions of this Lease beyond any applicable notice and grace periods, Lessor agrees to furnish, except on holidays as set forth on Exhibit E attached hereto and made a part hereof (other than as provided in Subsections 20(B), 20(C) and 20(D)):

          (A) The cleaning services, as set forth on Exhibit D attached hereto and made a part hereof, and subject to the conditions therein stated. Except as set forth on Exhibit D, Lessee shall pay the cost of all other cleaning services required by Lessee.

          (B) Heating, ventilating and air conditioning (herein "HVAC"), as appropriate for the season and as set forth on Exhibit C attached hereto and made a part hereof, together with Complex and Building Common Facilities lighting and electric energy all during Building Hours, as hereinafter defined. Lessor shall provide Lessee with the services described in this Subsection 20(B) beyond Building Hours as provided for in
     Section 53 upon request by Lessee.

          (C) Cold and hot water for drinking and lavatory purposes, twenty-four
     (24) hours per day, seven (7) days per week, subject to Force Majeure.

          (D) Elevator service during Building Hours (if the Building contains an elevator or elevators for the use of the occupants thereof). There shall be one (1) elevator available for Lessee's use twenty-four (24) hours per day, seven (7) days per week, subject to applicable governmental laws and Force Majeure.

          (E) Restroom supplies and exterior window cleaning when reasonably required.

     21. INTERRUPTION OF SERVICES OR USE. Interruption or curtailment of any service maintained in the Building, Complex, or at the Office Building Area if caused by Force Majeure, as hereinafter defined, shall not entitle Lessee to any claim against Lessor or to any abatement in Term Basic Rent or Additional Rent, and shall not constitute a constructive or partial eviction, unless Lessor fails to take measures as may be reasonable under the circumstances to restore the service. If Lessor fails to take such measures as may be reasonable under the circumstances to restore the curtailed service, Lessee's remedies shall be limited to an equitable abatement of Term Basic Rent and Additional Rent for the duration of the curtailment beyond said reasonable period to the extent such Premises are not reasonably usable by Lessee or to a claim of constructive eviction. If the

Premises are rendered untenantable in whole or in part, for a period of ten (10) consecutive business days, by the making of repairs, replacements or additions, other than those made with Lessee's consent or caused by misuse or neglect by Lessee, or Lessee's agents, servants, visitors or licensees, there shall be a proportionate abatement of rent from and after said tenth (10th) consecutive business day and continuing for the period of such untenantability. In no event shall Lessee be entitled to claim a constructive eviction from the Premises unless Lessee shall first have notified Lessor in writing of the condition or conditions giving rise thereto, and, if the complaints be justified, unless Lessor shall have failed, within a reasonable time after receipt of such notice, to remedy, or commence and proceed with due diligence to remedy, such condition or conditions, all subject to Force Majeure, as hereinafter defined. The remedies provided for in this Section 21 shall be Lessee's sole remedies for any interruption of service or use as described above.

     22. BUILDING STANDARD OFFICE ELECTRICAL SERVICE.

     (A) For so long as Lessee is not in default beyond any applicable notice and grace periods with respect to this Lease, Lessor agrees to redistribute Building Standard Office Electrical Service (as hereinafter defined), to the Premises, consistent with the requirements as set forth on Exhibit C, upon the following terms and conditions:

          (1) Lessor shall, at its sole cost and expense, install a meter to measure Building Standard Office Electrical Service, in which event from and after the installation of said meter (hereinafter "Standard Electric Meter") the following shall apply with respect to Lessee's charges for Building Standard Office Electrical Service.

          (2) Lessee shall, within ten (10) days of receipt of Lessor's bill, pay the cost of the gross electrical energy consumed in providing Building Standard Office Electrical Service to the entire Demised Premises as measured by Standard Electric Meter measuring said service. Charges for electricity shall be determined by multiplying the usage by the rate (including surcharges and/or adjustments) for the comparable usage charged by the public utility furnishing electrical energy to the Building.

          (3) Lessor shall not be liable in any way to Lessee for any loss, damage or expense which Lessee may sustain or incur as a result of any failure, defect or change in the quantity or character of electrical energy available for redistribution to the Premises pursuant to this Section nor for any interruption in the supply, and Lessee agrees that such supply may be interrupted for inspection, repairs, replacement and in emergencies. Lessor agrees to use its diligent efforts to minimize any disruption to Lessee's business operations in connection such with such repairs, replacements and inspections to the electricity supply and to provide reasonable advance prior telephonic notice (except in the case of emergencies); however, in no event shall Lessor be required to perform such repair or replacement or inspections outside of normal Building Hours or to incur overtime charges in connection therewith.

     (B) In the event the public utility company that furnishes electric energy to Lessor for redistribution to Lessee, declines to continue furnishing electric energy for that purpose, Lessor reserves the right to discontinue distributing Building Standard Office Electric Service to Lessee at any time upon reasonable notice to Lessee. If Lessor exercises such right to termination, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that, from and after the effective date of such termination, Lessee shall not be obligated to pay Lessor for said Building Standard Office Electrical Service. If Lessor so discontinues distributing the aforesaid electrical service, Lessee shall arrange to obtain electric energy directly from the public utility furnishing electric energy to the Building. Lessee may obtain such electric energy by means of the then-existing Building system feeders, risers and wiring to the extent the same are available, suitable and safe for such purposes. All meters and additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electric energy from the public utility company shall be installed and maintained by Lessee at its sole expense. If Lessee is unable to obtain such electric service after diligent efforts, Lessee may cancel this Lease.

     (C) For purposes of this Section 22, Building Standard Office Electrical Service shall mean the electrical energy required to provide the lighting and operate general office equipment such as typewriters, computers, calculators, copiers, and other office equipment consistent with the existing capacity provided at the Premises, which energy shall be provided twenty-four (24) hours per day, seven (7) days per week.

     (D) Subject to the requirements set forth in Subsection 27(C) Lessee shall have the right, at its sole cost and expense, to upgrade the electrical energy capacity of the Building, in which event Lessee shall have the right to be entitled to any increased capacity so obtained.

     23. ADDITIONAL RENT. It is expressly agreed that Lessee will pay in addition to the Term Basic Rent, provided in Section 3 above, an Additional Rent to cover Lessee's Percentage, as defined in the Preamble, of the increased cost to Lessor, for each of the categories enumerated herein, over the Base Period Costs, as defined in the Preamble, for each of said categories.

          (A) Operating Cost Escalation. If during the Lease Term the Operating Costs incurred for the Building in which the Demised Premises are located and Office Building Area and the allocable Complex Operating Costs as defined in Subsection 23(D) hereof, for any Lease Year or proportionate part thereof if the Lease Term expires prior to the expiration of a Lease Year (herein the "Comparison Period") shall be greater than the Base Operating Costs (adjusted proportionately if the Comparison Period is less than a Lease Year), then Lessee shall pay to Lessor, as Additional Rent, Lessee's Percentage as defined in the Preamble of all such excess Operating Costs. Operating Costs shall include, by way of illustration and not of limitation: personal property taxes levied on equipment used in the operation and maintenance of the Building; management fees; labor, including all wages and salaries above the level of Building manager; social security taxes, and other taxes which may be levied against Lessor upon such wages and salaries; supplies; repairs and maintenance; maintenance and service contracts; painting; wall and window washing; laundry and towel service consistent with the character of the Building; tools and equipment (which are not required to be capitalized for federal income tax purposes); fire and other insurance; the cost of any loss which is the responsibility of Lessor because of the existence of commercially reasonable deductibles; trash removal; lawn care; snow removal and all other items properly constituting direct operating costs according to standard accounting practices (hereinafter collectively referred to as the "Operating Costs"), but shall not include: depreciation of Building or equipment; interest; income or excess profits taxes; costs of maintaining Lessor's corporate existence; franchise taxes; any expenditures required to be capitalized for federal income tax purposes, unless said expenditures are for the purpose of reducing Operating Costs within the Building, Complex and/or Office Building Area or are required under any governmental law, ordinance or regulation, in which event the costs thereof shall be included to the extent of such savings; and any tenant work performed or alteration of space leased to other tenants or occupants of the Building, whether such work or alteration is performed for the initial occupancy by such tenant or occupant or thereafter, except to the extent required to maintain and repair Common Facilities, costs of electricity for all leased or leasable space in the Building, the Utility and Energy Costs provided for in Subsection 23(B) and Real Estate Taxes provided for in Subsection 23(C). The Base Period Costs for Operating Costs shall be as defined in the Preamble.

          (B) Fuel, Utilities and Electric Cost Escalation (hereinafter "Utility and Energy Costs"). If during the Lease Term the Utility and Energy Costs, including any fuel surcharges or adjustments with respect thereto but excluding costs of electricity for leased or leasable areas, incurred for water, sewer, gas, electric, other utilities and heating, ventilating and air conditioning for the Building as a whole to include all leased and leasable areas and all Common Facilities electric, lighting, water, sewer and other utilities for the Building and the allocable share of the Complex Utility and Energy Costs as defined in Subsection 23(D) hereof, for any Comparison Period shall be greater than the Base Utility and Energy Costs (adjusted proportionately if the Comparison Period is less than a Lease
     Year), then Lessee shall pay to Lessor as Additional Rent, Lessee's Percentage, as defined in the Preamble, of all such excess Utility and Energy Costs. To reflect the exclusion of costs of electricity for leased or leasable space in the Building, the portion of Lessor's total costs for Building electricity allocable to Common Facilities shall be determined, to the extent not separately metered, by survey or other reasonable method selected by Lessor, and only such portion of total Building electricity costs inclusive of the reasonable cost to establish said sum paid for the survey or other reasonable method shall be included in Utility and Energy Costs for the Base Period and each subsequent Comparison Period. As used in this Subsection 23(B), the Base Period Costs for Utility and Energy Costs shall be as defined in the Preamble.

          (C) Tax Escalation. If during the Lease Term the Real Estate Taxes for the Complex at which the Demised Premises are located for any Comparison Period shall be greater than the Base Real Estate Taxes (adjusted proportionately if the Comparison Period is less than a Lease Year), then Lessee shall pay to Lessor as Additional Rent, Lessee's Percentage, as defined in the Preamble, of all such excess Real Estate Taxes.

          As used in this Subsection 23(C), the words and terms which follow mean and include the following:

               (1) The Base Period Costs for "Real Estate Taxes" shall be as defined in the Preamble.

               (2) "Real Estate Taxes" shall mean the property taxes and assessments imposed upon the Building, Complex (including all buildings located thereon including the Building) and Office Building Area, or upon the term Basic Rent and Additional Rent, as such, payable by Lessor, including, but not limited to, real estate, city, county, village, school and transit taxes, or taxes, assessments or charges levied, imposed, or assessed against the Building, Complex and Office Building Area by any other taxing authority, whether general or specific, ordinary or extraordinary, foreseen or unforeseen. If due to a future change in the method of taxation, any franchise, income or profit tax shall be levied against Lessor in substitution for, or in lieu of, or in addition to, any tax which would otherwise constitute a Real Estate Tax, such franchise, income or profit tax shall be deemed to be a Real Estate Tax for the purposes hereof; conversely, any additional real estate tax hereafter imposed in substitution for, or in lieu of, any franchise, income or profit tax (which is not in substitution for, or in lieu of, or in addition to, a Real Estate Tax as hereinbefore provided) shall not be deemed a Real Estate Tax for the purposes hereof. Notwithstanding anything contained herein to the contrary, Lessee shall assume and pay to Lessor in full at the time of paying the Term Basic Rent any excise, sales, use, gross receipts or other taxes (other than a net income or excess profits tax) which may be imposed on or measured by such Term Basic Rent or Additional Rent or may be imposed on or on account of the letting or which Lessor may be required to pay or collect under any law now in effect or hereafter enacted.

          (D) In calculating the Operating Costs and Utility and Energy Costs for the Building, the total cost incurred for the Complex Operating Costs and Complex Utility and Energy Costs shall be divided by two (2) and deemed allocable one-half (1/2) to Building A and one-half (1/2) to Building B. For the purposes of this Subsection 23(D), Complex Operating

     Costs shall include by way of illustration and not of limitation: repairs and maintenance of (i) the parking areas and access roadways and driveways, and (ii) exterior parking lot lighting [excluding the installation of new fixtures, as distinguished from the replacement of existing fixtures the cost of which shall be includable]; landscaping and lawn care; snow removal; trash removal; liability and extended coverage insurance; and maintenance personnel serving both Building A and Building B. Complex Utility and Energy Costs shall include by way of illustration and not of limitation: parking area lighting.

          (E) Lease Year. As used in this Lease, Lease Year shall mean the twelve (12) month period commencing on the Commencement Date and each twelve (12) month period thereafter. Once the base costs are established, in the event any lease period is less than twelve (12) months, then the Base Period Costs for the categories listed above shall be adjusted to equal the proportion that said period bears to twelve (12) months, and Lessee shall pay to Lessor as Additional Rent for such period, an amount equal to Lessee's Percentage, as defined in the Preamble, of the excess for said period over the adjusted base with respect to each of the aforesaid categories. Notwithstanding anything contained herein to the contrary, once the base costs are established, Lessor reserves the right to calendarize billing and payment in order to establish operating consistency.

          (F) Payment. Lessee shall commence the payment of Additional Rent for each of the categories referred to above on January 1, 1999 based upon Lessor's estimate of the Base Operating Costs, Base Real Estate Taxes, and Base Utility and Energy Costs (all as defined in the Preamble), all subject to adjustment upon final establishment of the Base Period Costs once the actual Base Operating Costs, Base Real Estate Taxes, and Base Utility and Energy Costs are finally established after the expiration of calendar year 1999. Thereafter, and at any time, and from time to time, after the establishment of the Base Period Costs for each of the categories referred to above, Lessor shall advise Lessee in writing of Lessee's Percentage with respect to each of the categories as reasonably estimated for the current Lease Year [and for each succeeding Lease Year or proportionate part thereof if the last period prior to the Lease's termination is less than twelve (12) months] as then known to Lessor, and thereafter, Lessee shall pay as Additional Rent, Lessee's Percentage of the excess of these costs over the Base Period Costs for the then current period affected by such advice (as the same may be periodically revised by Lessor as additional costs are incurred) in equal Monthly Installments on the first day of each month, such new rates being applied to any months for which the installment of Monthly Basic Rent shall have already been paid which are affected by the Operating Cost Escalation and/or Utility and Energy Cost Escalation and/or Tax Escalation Costs above referred to, as well as the unexpired months of the current period, the adjustment for the then expired months to be made at the payment of the next succeeding installment of Monthly Basic Rent, all subject to final adjustment at the expiration of each Lease Year as defined in Subsection 23(E) hereof [or proportionate part thereof, if the last period prior to the Lease's termination is less than twelve (12) months].

          In the event the last period prior to the Lease's termination is less than twelve (12) months, the Base Period Costs during said period shall be proportionately reduced to correspond to the duration of said final period.

          (G) Books and Records. For the protection of Lessee, Lessor shall maintain books of account which shall be open to Lessee and its representatives so that Lessee, at its sole cost and expense, can audit said books of account to determine that such Operating, Utility and Energy, and Tax Costs have, in fact, been paid or incurred, such audit to be subject to the following conditions:

               (i) Lessee's Percentage of Operating, Utility and Energy, and Tax Costs has increased by more than three (3%) percent in any Lease Year;

               (ii) The fiscal year Lessee intends to audit must be within the Term of Lessee's Lease;

               (iii) Such audit shall be conducted only during regular business hours at the office where Lessor maintains said books of account;

               (iv) Lessee shall provide Lessor with fourteen (14) days' prior notice;

               (v) Lessee is not default of any of the terms and provisions of the Lease from the time Lessee provides Lessor with notice through the time such audit is conducted; and

               (vi) Lessee shall deliver to Lessor a copy of the results of such audit within fifteen (15) days of its receipt by Lessee.

          If, as a result of the audit, any disagreement with respect to any one or more of said charges exists and is not satisfactorily settled between Lessor and Lessee, said disagreement may be referred by either party to an independent certified public accountant to be mutually agreed upon, and if such an accountant cannot be agreed upon, the American Arbitration Association may be asked by either party to select an arbitrator, whose decision on the dispute will be final and binding upon both parties, who shall jointly share any cost of such arbitration. Pending resolution of said dispute, Lessee shall pay to Lessor the sum so billed by Lessor subject to its ultimate resolution as aforesaid. If it shall be finally determined as a result of an audit that Lessee was overcharged by more than five (5%) percent for any of its obligations with respect to Operating Costs, Utility and Energy Costs or Tax Costs, then Lessor shall reimburse Lessee for the reasonable costs and expenses incurred by Lessee in connection with such audit. Notwithstanding anything herein to the contrary, once Lessor shall have finally determined said Operating, Utility and Energy or Tax Costs at the expiration of a Lease Year, then as to the item so established, Lessee shall only be entitled to audit and dispute said charge as finally established for a period of twelve (12) months after such charge is finally established, and Lessee specifically waives any right to dispute or audit any such charge at the expiration of said twelve
     (12) month period. Furthermore, no subtenant shall have any right to conduct an audit.

          (H) Occupancy Adjustment. If, during any Lease Year including the initial Lease Year or proportionate part thereof the Building is less than one hundred (100%) percent occupied then the actual costs incurred for Operating Cost and Utility and Energy Cost shall be increased during any such period to reflect one hundred (100%) percent occupancy so that at all times the Utility and Energy Cost or Operating Cost shall be actual costs, but in the event less than one hundred (100%) percent of the Building is occupied during all or part of the Lease Year involved, the Utility and Energy Cost and operating Cost shall not be less than that which would have been incurred had one hundred (100%) percent of the Building been occupied. The aforesaid adjustment shall only be made with respect to those items that are in fact affected by variations in occupancy levels. To the extent any Operating Cost or Utility and Energy Cost is separately billed or metered or paid for directly by any Building tenant, to include but not be limited to Lessee, or for which Lessor receives reimbursements, said space shall be considered vacant space for purposes of the aforesaid adjustment.

     24. LESSEE'S ESTOPPEL. Lessee shall, from time to time, within seven (7) business days of Lessor's written request, execute, acknowledge and deliver to Lessor a written statement certifying that the Lease is unmodified and in full force and effect, or that the Lease is in full force and effect as modified and listing the instruments of modification; the dates to which the Monthly Basic Rent and Additional Rent and charges have been paid; and, to the best of Lessee's knowledge, whether or not Lessor is in default hereunder, and if so, specifying the nature of the default and any such other reasonable information as Lessor may request. It is intended that any such statement delivered pursuant to this Section may be relied on by a prospective purchaser of Lessor's interest or mortgagee of Lessor's interest or assignee of any mortgage of Lessor's interest.

     25. HOLDOVER TENANCY. If Lessee holds possession of the Premises after the Term of this Lease, Lessee, at Lessor's option, shall become a tenant from month to month under the provisions herein provided, but at a Monthly Basic Rent of one hundred fifty (150%) percent of the Monthly Basic Rent for the last month of the Term (as the same may have been extended pursuant to any option) and without the requirement for demand or notice by Lessor to Lessee demanding delivery of possession of said Premises (but Additional Rent shall continue as provided in this Lease), which sum shall be payable in advance on the first day of each month, and such tenancy shall continue until terminated by Lessor by notice to Lessee given at least thirty (30) days prior to the intended date of termination, or until Lessee shall have given to Lessor, at least sixty (60) days prior to the intended date of termination, a written notice of intent to terminate such tenancy, which termination date must be as of the end of a calendar month. The time limitations described in this Section 25 shall not be subject to extension for Force Majeure.

     26. RIGHT TO SHOW PREMISES. Lessor may show the Premises to prospective purchasers and mortgagees; and, during the nine (9) months prior to termination of this Lease, to prospective tenants, during Building Hours on reasonable notice to Lessee. Lessor agrees to use its diligent efforts to minimize any disruption to Lessee's business operations in connection with such showing of the Premises; however, in no event shall Lessor be required to perform same outside of normal Building Hours.

     27. LESSEE IMPROVEMENT WORK. (A) Lessor agrees that it will perform certain tenant improvement work in the Demised Premises (the "Lessee Improvements") in accordance with construction drawings to be prepared by Lessee and delivered to Lessor no later than July 1, 1998 (hereinafter the "Construction Plans"). The Construction Plans shall be sufficient in form and content to enable Lessor to obtain a building permit to perform the Lessee Improvements. Upon receipt of the Construction Plans Lessor agrees to apply for a building permit for the performance of the Lessee Improvements. Upon receipt of the building permit Lessor shall promptly commence and diligently pursue to completion the Lessee Improvements in an effort to have the aforesaid substantially completed on or before the ninetieth (90th) day after complete execution of this Lease by Lessor and Lessee. Provided Lessor complies with the foregoing, Lessee's obligation to commence paying Term Basic Rent shall commence on the one hundred twentieth (120th) day after complete execution of this Lease by Lessor and Lessee notwithstanding the fact that substantial completion of the Lessee Improvements and issuance of a Certificate of Occupancy (temporary or permanent) therefor may not have occurred, and Lessor shall thereafter continue to diligently complete the Lessee Improvements in the Demised Premises and obtain a Certificate of Occupancy (temporary or permanent) therefor as soon thereafter as is reasonably possible.

     Lessor hereby agrees to provide Lessee with a cash allowance in the amount of Five Hundred Twenty-seven Thousand Six Hundred and 00/100 ($527,600.00) Dollars, calculated at the rate of Twenty and 00/100 ($20.00) Dollars per gross rentable square foot (hereinafter referred to as the "Work Allowance"), which Work Allowance shall be applied towards the cost of the work to be performed to the Premises pursuant to the provisions of this Section 27 and, at Lessee's option, to the cost of the preparation of the drawings and specifications in connection therewith.

          (B) Lessor shall obtain bids from at least three (3) subcontractors and Lessee shall have the right to specify the inclusion of particular contractor(s). Unless otherwise directed by Lessee, Lessor shall select the lowest competent bidder. Lessor agrees to periodically advise Lessee of the costs and expenses it has incurred in connection with the performance of the Lessee Improvements. Any cost of the Lessee Improvements which shall be in excess of the Work Allowance shall be paid by Lessee to Lessor promptly upon receipt of invoices therefor. To the extent the cost of the Lessee Improvements shall be less than the Work Allowance, Lessee may credit said overage against Basic Rent thereafter becoming due and owing. The cost of the Lessee Improvements shall be Lessor's actual costs (direct and indirect) of providing labor and materials together with a construction manager's fee of four and one-half (4 1/2%) percent of said costs.

The following provisions shall apply to the performance of the Lessee
Improvements:

          (i) Lessor agrees that it will do substantially all of the work to complete the Demised Premises in accordance with the Construction Plans. All of said Lessee Improvements, whether paid for in whole or in part by Lessee, is and shall remain the property of Lessor.

          (ii) Lessee, at Lessee's expense, will supply to Lessor the Construction Plans on or before July 1, 1998. Any delay occasioned by Lessee's failure to supply such Construction Plans on or before such date or any delay resulting from additional requirements imposed on Lessor resulting inter alia, from changes or modifications to the Construction Plans or any delay resulting from Lessee's acts or omissions shall not delay the Commencement Date of the Term, as hereinafter defined, and Lessee's obligations hereunder and the Commencement Date shall be the date the Premises would have been delivered to Lessee, but for the aforesaid.

          (iii) Lease Commencement shall occur and the Commencement Date is defined as that date which is the sooner to occur of (i) the date when Lessor has done substantially all of the Lessee Improvements to be performed by Lessor unless the provisions of Subsection 27(B)(ii) are applicable, or the date which is one hundred twenty (120) days after execution of this Lease by Lessor and Lessee. Occupancy by Lessee or the delivery of a Certificate of Occupancy (temporary without any conditions which could result in revocation or permanent) by Lessor (if required pursuant to local law), together with a certification from Lessor's construction manager, or architect, or general contractor and Lessor that all of the Lessee Improvements have been completed, shall be prima facie evidence that Lessor has done substantially all of the Lessee Improvements, subject only to normal punchlist items which shall be completed with reasonable dispatch.

          (iv) Lessor shall be responsible for causing all of the Lessee Improvements to be performed in compliance with all applicable codes, rules and regulations. Lessor also agrees to cause so-called "builder's risk" insurance to be maintained on the Lessee Improvements during the course of construction, the cost of which shall be paid from the Work Allowance.

          (C) Any work performed by the Lessee to the Switch Area, as hereinafter defined shall be performed in compliance with all applicable codes, rules and regulations and with the quality of workmanship and materials consistent with the character and integrity of the Building and in conformance with Lessor's rules and regulations with respect to the performance of work within the Building. Prior to the performance of the Lessee Improvements, Lessor hereby reserves the right to review and reasonably approve, promptly (but in no event less than five (5) days following receipt of Lessee's request), all of Lessee's contractors, plans and specifications, which shall be completed and submitted to Lessor at least thirty (30) days prior to the anticipated commencement of any work. Lessee shall, prior to commencement of the Lessee Improvements, at its sole cost and expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Lessor. Lessee agrees to carry and will cause Lessee's contractors and subcontractors to carry such workmen's compensation, general liability, personal and property damage insurance as Lessor may reasonably require. The risk of loss for the Lessee Improvements shall be borne by Lessee. If any mechanic's lien is filed against the Premises or the Building of which the same form a part, for work claimed to have been done for, or materials furnished to, Lessee, the same shall be discharged by Lessee within thirty (30) days thereafter, at Lessee's expense, by filing a bond and, in addition, Lessee shall take all necessary steps required by law to permanently discharge said lien.

     28. WAIVER OF TRIAL BY JURY. To the extent such waiver is permitted by law, the parties waive trial by jury in any action or proceeding brought in connection with this Lease or the Premises.

     29. LATE CHARGE. Anything in this Lease to the contrary notwithstanding, at Lessor's option, Lessee shall pay a "Late Charge" of eight (8%) percent of any installment of Monthly Basic Rent or Additional Rent paid more than five (5) days after the due date thereof, to cover the extra expense involved in handling delinquent payments, said "Late Charge" to be considered Additional Rent. The amount of the Late Charge to be paid by Lessee shall be reassessed and added to Lessee's obligations for each successive monthly period until paid. Lessee shall not be charged a Late Charge the first time Lessee is late during each Lease Year of the Term until Lessee, as to such time each Lease Year, is given five
(5) days' notice and an opportunity to cure said nonpayment within said notice period and fails to cure said nonpayment within said time.

30.  INSURANCE.

     (A) Lessee's Insurance.

          (1) Lessee covenants and represents, said representation being specifically designed to induce Lessor to execute this Lease, that during the entire Term hereof, at its sole cost and expense, Lessee shall obtain, maintain and keep in full force and effect the following insurance:

               (a) "All Risk" property insurance against fire, theft, vandalism, malicious mischief, sprinkler, leakage and such additional perils as are now, or hereafter may be, included in a standard extended coverage endorsement from time to time in general use in the State of New Jersey upon property of every description and kind owned by Lessee and or under Lessee's care, custody or control located in the Building or within the Office Building Area or Complex or for which Lessee is legally liable or installed by or on behalf of Lessee, including by way of example and not by way of limitation, furniture, fixtures, fittings, installations and any other personal property (but excluding the work done by Lessor in connection with Exhibit C which is owned by Lessor) in an amount equal to the full replacement cost thereof.

               (b) Commercial General Liability Insurance coverage to include personal injury, bodily injury, broad form property damage, operations hazard, owner's protective coverage, blanket contractual liability, products and completed operations liability naming Lessor and Lessor's mortgagee or trust deed holder and ground lessor (if any) as additional named insureds in an amount per occurrence of not less than Three Million and 00/100 ($3,000,000.00) Dollars combined single limit bodily injury and property damage.

               (c) Business interruption insurance in such amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or assumed by Lessee pursuant to this Lease or attributable to prevention or denial of access to the Premises, Building, Office Building Area or Complex as a result of such perils.

               (d) Workers' Compensation insurance in form and amount as required by law.

               (e) Any other form or forms of insurance or any increase in the limits of any of the aforesaid enumerated coverages or other forms of insurance as Lessor or the mortgagees or ground lessors (if any) of Lessor may reasonably require from time to time if in the reasonable opinion of Lessor or said mortgagees or ground lessors said coverage and/or limits become inadequate or less than that commonly maintained by prudent tenants in similar buildings in the area by tenants making similar uses.

          (2) All insurance policies required pursuant to this Subsection 30(A) shall be taken out with insurers rated A XIII by A.M. Best Company, Oldwick, New Jersey who are licensed to do business in the State of New Jersey and shall be in form satisfactory from time to time to Lessor. A policy or certificate evidencing such insurance together with a paid bill shall be delivered to Lessor not less than fifteen (15) days prior to the commencement of the Term hereof. Such insurance policy or certificate will unequivocally provide an undertaking by the insurers to notify Lessor and the mortgagees or ground lessors (if any), provided Lessor delivers prior written notice of such mortgagees and ground lessors to Lessee, of Lessor in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation, or other termination thereof. Should a certificate of insurance initially be provided, a policy shall be furnished by Lessee within thirty (30) days of the Term's commencement. The aforesaid insurance shall be written with no deductible, except as specifically provided for herein. However, Lessor hereby agrees the insurance required to be maintained pursuant to Subsection 30(A)(1)(a) may be written with a deductible not to exceed Two Thousand and 00/100 ($2,000.00) Dollars per occurrence and the insurance required to be maintained under Subsection 30(A)(1)(b) may be written with a deductible not to exceed One Hundred Thousand and 00/100 ($100,000.00) Dollars per occurrence, and Lessee shall be deemed a self-insurer with respect to the amount of such deductibles provided said deductibles would not and do not in fact impose liability on Lessor for any reason to include their negligence, and provided further that Lessee indemnifies and holds Lessor harmless with respect to any claims against Lessor or any Building or Complex tenant as a result of said deductible to the extent the same would not have existed if the policies required by Subsections 30(A)(1)(a) and
     (b) were obtained without a deductible.

          (3) In the event of damage to or destruction of the Building and/or Premises entitling Lessor or Lessee to terminate this Lease pursuant to
     Section 9 hereof, and if this Lease be so terminated, Lessee will immediately pay to Lessor all of its insurance proceeds, if any, relating to the leasehold improvements and alterations (but not Lessee's trade fixtures, equipment, furniture or other personal property of Lessee in the Premises) which have become Lessor's property on installation or would have become Lessor's property at the Term's expiration or sooner termination. If the termination of the Lease, at Lessor's election, is due to damage to the Building, and if the Premises have not been so damaged, Lessee will deliver to Lessor, in accordance with the provisions of this Lease, the improvements and alterations to the Premises which have become on installation or would have become at the Term's expiration, Lessor's property.

          (4) Lessee agrees that it will not keep or use or offer for sale (if sales of goods is a permitted use pursuant to Section 4 hereof) in or upon the Premises or within the Building, Office Building Area or Complex any article which may be prohibited by any insurance policy in force from time to time covering the Building, Office Building Area or Complex. In the event Lessee's occupancy or conduct of business in or on the Premises or Building or Office Building Area or Complex, whether or not Lessor has consented to the same, results in any increase in premiums for insurance carried from time to time by Lessor with respect to the Building or Office Building Area or Complex, Lessee shall pay such increase in premiums as Additional Rent within ten (10) days after being billed therefor by Lessor. In determining whether increased premiums are a result of Lessee's use and occupancy a schedule issued by the organization computing the insurance rate on the Building or Office Building Area or Complex showing the components of such rate shall be conclusive evidence of the items and charges making up such rate.

     Lessor represents that use of the Demised Premises for general office purposes will not result in an increase in the premiums for insurance currently maintained by Lessor. Lessee shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Building, Office Building Area or Premises or Complex.

          (5) If any insurance policy carried by either party as required by this Section 30 shall be cancelled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way by reason of the use or occupation of the Premises, Office Building Area, Building or Complex or any part thereof by Lessee or any assignee or sublessee of Lessee or anyone permitted by Lessee to be upon the Premises, and if Lessee fails to remedy the conditions giving rise to said cancellation or threatened cancellation or reduction in coverage on or before the earlier of (i) forty-eight (48) hours after notice thereof from Lessor, or (ii) prior to said cancellation or reduction becoming effective, Lessee shall be in default hereunder and Lessor shall have all of the remedies available to Lessor pursuant to this Lease.

     (B) Lessor's Insurance. Lessor covenants and agrees that throughout the Term it will insure the Building (excluding any property with respect to which Lessee is obligated to insure pursuant to Subsection 30(A)(1)(a) above) against damage by fire and standard extended coverage perils and public liability insurance in such reasonable amounts with such reasonable deductibles as required by any mortgagee or ground lessor (if any), or if none, as would be carried by a prudent owner of a similar building in the area. In addition, Lessor shall maintain and keep in force and effect during the Term, rental income insurance insuring Lessor against abatement or loss of Term Basic Rent, including items of Additional Rent, in case of fire or other casualty similarly insured against, in an amount at least equal to the Term Basic Rent and Additional Rent during, at the minimum, one Calendar Year hereunder. Lessor may, but shall not be obligated to, take out and carry any other forms of insurance as it or the mortgagee or ground lessor (if any) of Lessor may require or reasonably determine available. All insurance carried by Lessor on the Building, Office Building Area or Complex shall be included as an Operating Cost pursuant to Subsection 23(A). Notwithstanding its inclusion as an Operating Cost or any contribution by Lessee to the cost of insurance premiums by Lessee as provided herein, Lessee acknowledges that it has no right to receive any proceeds from any such insurance policies carried by Lessor. Lessee further acknowledges that the exculpatory provisions of this Lease as set forth in Section 37 and the provisions of Subsection 30(A) as to Lessee's insurance are designed to insure adequate coverage as to Lessee's property and business without regard to fault and to avoid Lessor obtaining similar coverage for said loss for its negligence or that of its agents, servants or employees which could result in additional costs includable as part of Operating Costs which are payable by Lessee. Lessor will not carry insurance of any kind on Lessee's furniture or furnishings, or on any fixtures, equipment, appurtenances or improvements (other than those enumerated in Exhibit C which belong to Lessor) of Lessee under this Lease and Lessor shall not, except as to the aforesaid Exhibit C items owned by Lessor, be obligated to repair any damage thereto or replace the same.

          (C) Waiver of Subrogation. Any all risk policy or similar casualty insurance, which either party obtains in connection with the Premises, Building, Office Building Area or Complex shall include a clause or endorsement denying the insurer any rights of subrogation against the other party (i.e. Lessor or Lessee) for all perils covered by said policy. Should such waiver not be available then the policy for which the waiver is not available must name the other party as an additional named insured affording it the same coverage as that provided the party obtaining said coverage.

     31. NO OTHER REPRESENTATIONS. No representations or promises shall be binding on the parties hereto except those representations and promises contained herein or in some future writing signed by the party making such representation(s) or promise(s).

     32. QUIET ENJOYMENT. Lessor covenants that if, and so long as, Lessee pays the Term Basic Rent, and any Additional Rent as herein provided, and performs the covenants hereof, Lessor shall do nothing to affect Lessee's right to peaceably and quietly have, hold and enjoy the Premises for the Term herein mentioned, subject to the provisions of this Lease and to any mortgage or deed of trust to which this Lease shall be subordinate as provided for in Section 15.

     33. INDEMNITY. Lessee shall indemnify and save harmless Lessor and its agents against and from (a) any and all claims (i) arising from (x) the conduct or management by Lessee, its subtenants, licensees, its or their employees, agents, contractors or invitees on the Demised Premises or of any business therein, or (y) any work or thing whatsoever done, or any condition created (other than by Lessor for Lessor's or Lessee's account) in or about the Demised Premises during the Term of this Lease or during the period of time, if any, prior to the Commencement Date that Lessee may have been given access to the Demised Premises, or (ii) arising from any negligent or otherwise wrongful act or omission of Lessee or any of its subtenants or licensees or its or their employees, agents, contractors or invitees, and (b) all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Lessor by reason of any such claim, Lessee, upon notice from Lessor, shall resist and defend such action or proceeding. The provisions of this Section 33 shall survive the expiration or earlier termination of this Lease.

     34. APPLICABILITY TO HEIRS AND ASSIGNS. The provisions of this Lease shall apply to, bind and inure to the benefit of Lessor and Lessee and their respective heirs, successors, legal representatives and assigns. It is understood that the term "Lessor" as used in this Lease means only the owner, a mortgagee in possession or a term lessee of the Building, so that in the event of any sale of the Building or of any lease thereof or if a mortgagee shall take possession of the Premises, Lessor named herein shall be and hereby is entirely freed and relieved of all covenants and obligations of Lessor hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser, the term lessee of the Building, or the mortgagee in possession has assumed and agreed to carry out any and all covenants and obligations of Lessor hereunder.

     35. PARKING SPACES. Lessee's occupancy of the Demised Premises shall include the use of those assigned and unassigned parking spaces as enumerated in the Preamble. Lessee shall, upon request, promptly furnish to Lessor the license numbers of the cars operated by Lessee and its subtenants, licensees, invitees, concessionaires, officers and employees. If any vehicle of Lessee, or of any subtenant, licensee, concessionaire, or of their respective officers, agents or employees, is parked in any part of the Common Facilities other than the employee parking area(s) designated therefor by Lessor, Lessee shall pay to Lessor such reasonable penalty as may be fixed by Lessor from time to time. All amounts due under the provisions of this Section shall be deemed to be Additional Rent. Lessor reserves the right to reassign assigned parking to comparable facilities in a comparable location to the Building in connection with any modification to the Building or Office Building Area permitted pursuant to this Lease. Nothing contained herein shall be deemed to impose any obligation on Lessor to police the parking area.

     36. LESSOR'S EXCULPATION. Lessor shall not be liable to Lessee for any loss suffered by Lessee under any circumstances, including, but not limited to (i) that arising from the negligence of Lessor, its agents, servants, invitees, contractors or subcontractors, or from defects, errors or omissions in the construction or design of the Premises and/or the Building and Office Building Area including the structural and nonstructural portions thereof; or (ii) for loss of or injury to Lessee or to Lessee's property or that for which Lessee is legally liable from any cause whatsoever, including but not limited to theft or burglary; or (iii) or that which results from or is incidental to the furnishing of or failure to furnish or the interruption in connection with the furnishing of any service which Lessor is obligated to furnish pursuant to this Lease; or (iv) for that which results from any inspection, repair, alteration or addition or the failure thereof undertaken or failed to be undertaken by Lessor; or (v) for any interruption to Lessee's business, however occurring. The foregoing shall not limit any other right Lessee may have against Lessor in the event Lessor breaches any of its obligations under this Lease.

     The aforesaid exculpatory Section is to induce the Lessor, in its judgment, to avoid or minimize covering risks which are better quantified and covered by Lessee either through insurance (or self-insurance or combination thereof if specifically permitted pursuant to this Lease), thereby permitting potential cost savings in connection with the Operating Costs borne by Lessee pursuant to
Section 23.

     37. RULES OF CONSTRUCTION/APPLICABLE LAW. Any table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. If any words or phrases in this Lease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Lease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Lease on Lessee's part to be performed, shall be deemed and construed as a separate and independent covenant of Lessee, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. This Lease shall be governed and construed in accordance with the laws of the State of New Jersey (excluding New Jersey conflict of laws) and by the State courts of New Jersey. If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     38. BROKERS. Lessee and Lessor represent and warrant one to the other that the Brokers, as defined in the Preamble, are the sole brokers with whom either party has negotiated in bringing about this Lease, and Lessee and Lessor agree to indemnify and hold each other and Lessor's mortgagee(s) harmless from any and all claims of other brokers and expenses in connection therewith arising out of or in connection with any conduct inconsistent with the representations tendered by one to the other herein. In no event shall Lessor's mortgagee(s) have any obligation to any broker involved in this transaction. In the event that no broker was involved as aforesaid, then Lessee and Lessor represent and warrant one to the other that no broker brought about this transaction, and Lessee and Lessor agree to indemnify and hold each other harmless from any and all claims of any broker arising out of or in connection with any conduct inconsistent with the representations tendered by one to the other herein. Lessor agrees to pay any commission to the Brokers in connection with this Lease pursuant to a separate brokerage agreement.

     39. PERSONAL LIABILITY. Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Lessor, that there shall be absolutely no personal liability on the part of Lessor, its constituent members (to include but not be limited to officers, directors, partners and trustees), their respective successors, assigns or any mortgagee in possession (for the purposes of this Section, collectively referred to as "Lessor"), with respect to any of the terms, covenants and conditions of this Lease, and that Lessee shall look solely to the equity of Lessor in the Building for the satisfaction of each and every remedy of Lessee in the event of any breach by Lessor of any of the terms, covenants and conditions of this Lease to be performed by Lessor, such exculpation of liability to be absolute and without any exceptions whatsoever. A deficit capital account of any portion in Lessor shall not be deemed an asset or property of Lessor. The foregoing limitation of liability shall be noted in any judgment secured against Lessor and in the judgment index.

     40. NO OPTION. The submission of this Lease Agreement for examination does not constitute a reservation of or option for the Premises, and this Lease Agreement becomes effective as a Lease Agreement only upon execution and delivery thereof by Lessor and Lessee.

     41. DEFINITIONS. (A) Affiliate. Affiliate shall mean any corporation related to Lessee as a parent, subsidiary or brother-sister corporation so that such corporation and such party or such corporation and such party and other corporations constitute a controlled group as determined under Section 1563 of the Internal Revenue Code of 1986, as amended and as elaborated by the Treasury Regulations promulgated thereunder or any business entity in which Lessee has more than a fifty (50%) percent interest.

          (B) Building Hours. As used in this Lease, the Building Hours shall be Monday through Friday, 8:00 a.m. to 6:00 p.m., and Saturdays from 8:00 a.m. to 1:00 p.m., excluding those holidays as set forth on Exhibit E attached hereto and made a part hereof, except that Common Facilities lighting in the Building and Office Building Area shall be maintained for such additional hours as, in Lessor's sole but reasonable judgment, is necessary or desirable to insure proper operation of the Building and Office Building Area. In no event is the foregoing to be construed to require Common Facilities lighting to be supplied on a twenty-four (24) hour per day, seven (7) day per week basis.

          (C) Common Facilities. Common Facilities shall include, by way of example and not by way of limitation, the non-assigned parking areas within the Complex; lobby; elevator(s); fire stairs; public hallways; public lavatories; all other general Building facilities that service all Building tenants; air conditioning rooms; fan rooms; janitors' closets; electrical closets; telephone closets; elevator shafts and machine rooms; flues; stacks; pipe shafts; and vertical ducts with their enclosing walls. Lessee's use of those Common Facilities not open to all tenants is subject to Lessor's consent which may be denied for any reason. However, upon reasonable prior notice Lessor shall make the telephone and electrical closets and air conditioning room accessible to Lessee during Business Hours in order for Lessee to perform those installations or repairs which are expressly permitted under this Lease.

Lessor may at any time close temporarily any of the Common Facilities to make repairs or changes therein or to effect construction, repairs or changes within the Building or Complex, or to discourage non-tenant parking or to prevent the dedication of the same, and may do such other acts in and to the Common Facilities as in its judgment may be desirable to improve the convenience thereof provided it does not make the Premises unusable for the Permitted Use as set forth in the Preamble but shall always in connection therewith endeavor to minimize any inconvenience to Lessee.

          (D) Force Majeure. Force Majeure shall mean and include those situations beyond either party's control, including by way of example and not by way of limitation, acts of God; accidents; repairs; strikes; shortages of labor, supplies or materials; inclement weather; or, where applicable, the passage of time while waiting for an adjustment of insurance proceeds so long as Lessor employs commercially reasonable efforts to collect from the insurance company. Any time limits required to be met by either party hereunder, whether specifically made subject to Force Majeure or not, except those related to the payment of Term

Basic Rent or Additional Rent and except as to the time periods set forth in
Section 25, shall, unless specifically stated to the contrary elsewhere in this Lease, be automatically extended by the number of days by which any performance called for is delayed due to Force Majeure.

          (E) Lessee's Percentage. The parties agree that Lessee's Percentage, as defined in the Preamble, reflects and will be continually adjusted to reflect the sum arrived at by dividing the gross rentable square feet (which includes an allocable share of all Common Facilities) of the area rented to Lessee as set forth in Section 1 [the numerator], plus any additional gross square footage leased from time to time pursuant to this Lease, by the total number of gross square feet of the entire Building [the denominator], measured outside wall to outside wall but excluding therefrom any storage areas. Lessor shall have the right to make changes or revisions in the Common Facilities of the Building so as to provide additional leasing area. Lessor shall also have the right to construct additional buildings in the Office Building Area for such purposes as Lessor may deem appropriate and subdivide the lands for that purpose if necessary, and upon so doing, the Office Building Area shall become the subdivided lot on which the Building in which the Demised Premises is located. If any service provided for in Subsection 23(A) or any utility provided for in Subsection 23(B) is separately billed or separately metered within the Building, then the square footage so billed or metered shall be deemed vacant and if applicable subject to the Occupancy Adjustment set forth in Subsection 23(H). Lessee understands that as a result of changes in the layout of the Common Facilities from time to time occurring due to, by way of example and not by way of limitation, the rearrangement of corridors, the aggregate of all Building tenant proportionate shares may be equal to, less than or greater than one hundred (100%) percent.

          (F) Additional Rent. As used in this Lease, Additional Rent shall mean all sums in addition to Term Basic Rent payable by Lessee to Lessor pursuant to the provisions of this Lease.

     42. LEASE COMMENCEMENT. Notwithstanding anything contained herein to the contrary, in the event Lessor is performing the Lessee Improvements and if Lessor, for any reason whatsoever, including Lessor's negligence, cannot deliver possession of the Premises as provided for in Subsection 27(B)(i) to Lessee at the commencement of the agreed Term as set forth in Section 2, this Lease shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom, but in that event, the Lease Term shall be for the full Term as specified above to commence from and after the date Lessor shall have delivered possession of the Premises to Lessee or from the date Lessor would have delivered possession of the Premises to Lessee but for Lessee's failure to timely supply to Lessor the Construction Plans and/or such other information reasonably required by Lessor to complete the Lessee Improvements or for any other reason attributable to Lessee (herein the "Commencement Date") and to terminate 11:59 p.m. of the day immediately preceding the Term anniversary of the Commencement Date, and if requested by Lessor, Lessor and Lessee shall, by a writing signed by the parties, ratify and confirm said commencement and termination dates. Nothing contained herein shall be deemed to modify the commencement of the Lease Term as set forth in the Preamble and Lessee's obligations hereunder if Lessor is unable to deliver the Demised Premises on the Commencement Date by reason of Lessee's failure to comply with the requirements of Subsection 27(B)(ii).

     Notwithstanding anything contained herein to the contrary, if Lessor shall not have delivered possession of the Demised Premises to Lessee on or before the one hundred twentieth (120th) day after complete execution of this Lease by Lessor and Lessee, and provided the reason therefor has not been as a result of Lessee's acts or omissions, then, and in such event, Lessee may, applying the balance of the Work Allowance, if any, upon thirty (30) days' notice to Lessor, which notice may be given on or after said one hundred twentieth (120th) day after complete execution of this Lease by Lessor and Lessee, undertake to complete the performance of the Lessee Improvements, unless Lessor delivers possession of the Demised Premises within the aforesaid thirty (30) days with the Lessee Improvements substantially completed. However, the immediately preceding sentence is expressly conditioned upon Lessee delivering its Construction Plans to Lessor on or before July 1, 1998, failing which said one hundred twenty (120) day period shall be extended by one (1) day for each day following July 1, 1998 that Lessee fails to deliver the Construction Plans.

     43. NOTICES. Any notice by either party to the other shall be in writing and shall be deemed to have been duly given only if delivered personally or sent by registered mail or certified mail in a postpaid envelope addressed, if to Lessee, at the above described Building, with copy to Viatel, Inc., Attn:
General Counsel, 800 Third Avenue, New York, New York 10022; if to Lessor, at Lessor's address as set forth above, with copy to Dollinger & Dollinger, P.A.,
Attn: Martin E. Dollinger, Esq., 365 West Passaic Street, Rochelle Park, New Jersey 07662; or, to either at such other address as Lessee or Lessor, respectively, may designate in writing. Notice shall be deemed to have been duly given if delivered personally, on delivery thereof, and if mailed, upon the tenth (10th) day after the mailing thereof.

     44. ACCORD AND SATISFACTION. No payment by Lessee or receipt by Lessor of a lesser amount than the Monthly Basic Rent and additional charges payable hereunder shall be deemed to be other than a payment on account of the earliest stipulated Monthly Basic Rent and Additional Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment for Basic Rent or Additional Rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such Basic Rent and Additional Rent or pursue any other remedy provided herein or by law.

     45. EFFECT OF WAIVERS. No failure by Lessor to insist upon the strict performance of any covenant, agreement, term or condition of this Lease, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial Monthly Basic Rent or Additional Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No consent or waiver, express or implied, by Lessor to or of any breach of any covenant, condition or duty of Lessee shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty, unless in writing signed by Lessor.

     46. FIBER INTERCONNECT. Lessee shall have the right to install and maintain, at a location to be designated by Lessor, in its reasonable discretion, a fiber internet cable from the street bordering the Office Building Area to the Demised Premises. Prior to making any such installation Lessee shall obtain, at its sole cost and expense, all necessary governmental permits and approvals required for the installation of such fiber interconnect. Any installation made by Lessee shall be performed in compliance with all of the requirements set forth in Subsection 27(C). Lessee further agrees that immediately following installation it shall restore the Office Building Area to the condition in which it existed immediately prior to such installation. Lessor acknowledges and agrees that at the expiration of the Term of the Lease Lessee shall not be required to remove the fiber interconnect.

     47. MORTGAGEE'S NOTICE AND OPPORTUNITY TO CURE. Lessee agrees to give any mortgagees and/or trust deed holders, by registered mail, a copy of any notice of default served upon Lessor, provided that, prior to such notice, Lessee has been notified in writing (by way of notice of assignment of rents and leases or otherwise) of the address of such mortgagees and/or trust deed holders. Lessee further agrees that, if Lessor shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary, if within such thirty (30) days, any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

     48. LESSOR'S RESERVED RIGHT. Lessor and Lessee acknowledge that the Premises are in a Building which is not open to the general public. Access to the Building is restricted to Lessor, Lessee, their agents, employees and to their invited visitors. In the event of a labor dispute including a strike, picketing, informational or associational activities directed at Lessee or any other tenant, Lessor reserves the right unilaterally to alter Lessee's ingress and egress to the Building or make any other change in operating conditions to restrict pedestrian, vehicular or delivery ingress and egress to a particular location. In the event that as a result of a change in any existing law or by virtue of the enactment of any new law, Lessee is prohibited from using the Premises for the Permitted Use set forth in the Preamble, then Lessee, upon sixty (60) days' prior notice to Lessor, may terminate this Lease unless within said sixty (60) day period Lessor is able to cause the enforcement of such law to be stayed or overturned. In the event of such termination, the Termination Date shall be the date established in Lessee's notice.

     49. CORPORATE AUTHORITY. If Lessee is a corporation, Lessee represents and warrants that this Lease and the undersigned's execution of this Lease has been duly authorized and approved by the corporation's Board of Directors. The undersigned officers and representatives of the corporation executing this Lease on behalf of the corporation represent and warrant that they are officers of the corporation with authority to execute this Lease on behalf of the corporation, and upon written request of Lessor made within fifteen (15) days of execution hereof, Lessee will provide Lessor with a corporate resolution confirming the aforesaid.

     50. GOVERNMENT REQUIREMENTS. In the event of the imposition of federal, state, or local governmental control, rules, regulations, or restrictions on the use or consumption of energy or other utilities or with respect to any other aspect of this Lease during the Term, both Lessor and Lessee shall be bound thereby. In the event of a difference in interpretation of any governmental control, rule, regulation or restriction between Lessor and Lessee, the interpretation of Lessor shall prevail, and Lessor shall have the right to enforce compliance, including the right of entry into the Premises to effect compliance.

     51. LITIGATION FEES AND EXPENSES. The parties agree that either party who brings an action to enforce any obligation of the other party under this Lease shall, if successful, be entitled to an award by the court against the unsuccessful party for all of its reasonable attorneys' fees and other reasonable costs and expenses incurred in enforcing said obligation against the unsuccessful party, this to survive the expiration or sooner termination of this Lease.

     52. 24-HOUR ACCESS. Lessee shall be entitled to twenty-four (24) hour, seven (7) day a week access to the Demised Premises and parking area, but this shall not be construed as authorization to make use of the Building services described in Section 20 hereof beyond Building Hours without reimbursing the Lessor for any additional cost thereof attributable to said use, and shall be subject to any governmental or municipal laws and regulations with respect to said twenty-four (24) hour, seven (7) day a week access. Lessee shall obtain said access by means of a key card or other similar means to be provided by Lessor to afford access to the Building.

     53. AFTER-HOURS USE. Lessee shall be entitled to make use of Building Standard Office Electrical Service and HVAC beyond Building Hours, at Lessee's sole cost and expense, provided Lessee shall notify Lessor during normal Business Hours at least four (4) hours prior to such desired overtime use on weekdays and by 1:00 p.m. of the day preceding a weekend or holiday as set forth on Exhibit E. It is understood and agreed that Lessee shall pay the sum of Twenty-five and 00/100 ($25.00) Dollars per hour or part thereof per HVAC zone so used, and the sum of Ten and 00/100 ($10.00) Dollars per hour or part thereof for each additional zone, not to exceed, however, the aggregate sum of Fifty-five and 00/100 ($55.00) Dollars per hour or part thereof, plus such additional percentage increase of the aforesaid hourly sum computed by measuring the percentage increase of the rate in effect (including fuel surcharges or adjustments) during the month for which such overtime use is requested against the Base Utility Rate.

     In no event shall the Lessee pay less than the sums set forth above for such aforesaid overtime use.

     54. SIGNAGE/FLAGPOLE. Lessee, at Lessee's sole cost and expense, shall be entitled to the use of Lessee's Percentage of the street monument sign located in the Office Building Area and the Building directory in the lobby, it being understood and agreed that the position of Lessee's name on both the street monument sign and the Building directory shall be as reasonably determined by Lessor. Lessee shall be permitted to utilize, at no cost to Lessee, the flagpole located nearest the entrance of the Building to display its corporate flag.

     55. ROOF DISH ANTENNA. Subject to Lessor's prior written approval which shall not be unreasonably withheld or delayed, Lessee shall have the right to install and maintain, at Lessee's sole cost and expense but Lessor shall not charge a fee therefor, one (1) dish antenna on the roof, said antenna not to display any name, logo or identity other than the manufacturer, and to be installed in compliance with any and all necessary governmental approvals. Lessee shall have the right to remove the dish at any time, at its sole cost and expense. Lessee shall employ a roofing contractor reasonably designated by Lessor to perform any work involving penetration to the roof membrane or structure. Lessee shall be responsible for any damage caused to Lessor's roof and indemnifies and holds Lessor harmless from all direct and indirect costs, expenses, and claims resulting from such installation, removal and use. Lessor and Lessee shall designate a mutually satisfactory roof location. Lessee shall have the right to cause the relocation by other tenants of radio transmission or reception equipment properly located at the Building if a frequency audit conducted by Lessee shall indicate that such other equipment is materially interfering with Lessee's operation. Upon the expiration or sooner termination of the Term of this Lease, Lessee, at Lessor's option, shall remove said antenna and repair all injury done by or in connection with the installation or removal of said antenna.

     56. SUPPLEMENTAL AIR CONDITIONING. Subject to Lessor's prior written approval which shall not be unreasonably withheld or delayed, Lessee shall have the right, at no additional cost except for payment for the electric energy consumed, to install and maintain, at Lessee's sole cost and expense, air conditioning compressors on the roof to supply supplemental air conditioning to the Premises which shall be installed in compliance with any and all necessary governmental approvals. Lessee shall employ a roofing contractor designated by Lessor to perform any work involving penetration to the roof membrane or structure. Lessee shall be responsible for any damage caused to Lessor's roof and indemnifies and holds Lessor harmless from all direct and indirect costs, expenses, and claims resulting therefrom. Lessor and Lessee shall designate a mutually satisfactory roof location. If the installation of such air conditioning compressors require reenforcement of the floor, Lessor shall cause the performance of such reenforcement and Lessee shall reimburse Lessor, promptly upon receipt of an invoice therefor, for the full cost thereof. Prior to causing such work to be performed, Lessor shall notify Lessee and obtain Lessee's authorization. If such authorization is not granted, Lessor shall not be obligated to perform such work. Upon the expiration or sooner termination of the Term of this Lease, Lessee, at Lessor's option, shall remove said compressors and repair all injury done by or in connection with the installation or removal of said compressors.

     57. SPRINKLER SYSTEM. Lessee shall have the right to replace the existing sprinkler system in the Switch Area (as hereinafter defined) with FM 200 fire suppression equipment, such equipment to be installed and maintained at Lessee's sole cost and expense and installed in compliance with any and all necessary governmental approvals. In addition, Lessee may at its sole cost and expense reposition the heat pumps in the ceiling of the Switch Area, to a location acceptable to Lessor in Lessor's reasonable discretion provided such relocation
(i) is performed in compliance with all applicable laws and Lessee obtains all necessary governmental approvals prior to such relocation, and (ii) such relocation will not, in Lessor's reasonable opinion, have a materially adverse effect upon the Building heating system or the distribution of the heat therein. Upon the expiration or sooner termination of the Term of this Lease, Lessee, at Lessor's option, shall remove said fire suppression equipment and/or relocate the heat pumps to their original position, repair all injury done by or in connection with the installation or removal of said equipment and restore the existing sprinkler system which was replaced.

     58. BACK-UP GENERATOR. Lessee shall have the right to install and maintain, at Lessee's sole cost and expense, a back-up generator on a certain portion of the Common Facilities adjacent to the Building, as designated by Lessor, in Lessor's reasonable discretion, which shall be installed in compliance with any and all necessary governmental approvals. Prior to commencing any work Lessee shall first obtain, at its sole cost and expense, all necessary governmental permits and approvals required for the installation and operation of such generator. Upon the expiration or sooner termination of the Term of this Lease, Lessee, at Lessor's option, shall remove said back-up generator and repair all injury done by or in connection with the installation or removal of said generator.

     59. EARLY OCCUPANCY. Lessor acknowledges that, prior to the Commencement Date, Lessee will need to take possession of a portion of the Demised Premises measuring approximately 8,500 gross rentable square feet, as shown on Exhibit A and marked as the EO Area, for the purpose of demolishing the entire 8,500 gross rentable square feet of space and installing and operating a telecommunications switch in a portion thereof containing 5,000 gross rentable square feet (the "Switch Area") provided said work shall not interfere with or delay the Lessor in completion of the Demised Premises and provided said work shall be performed for the Lessee so as not to cause or create any labor dispute for Lessor. Lessee acknowledges and agrees that it has inspected the aforedescribed 8,500 gross rentable square feet, is familiar with its condition and, is leasing the Switch Area in its "AS IS" condition. Upon such delivery by Lessor of the Switch Area, Lessee shall be responsible for the payment of Basic Rent and Additional Rent for the Switch Area commencing July 1, 1998 and shall comply with all of the other terms and provisions of this Lease with respect to the Switch Area only, to include but not be limited to the provisions of Section 30. Lessee acknowledges and agrees that it has elected to perform its own improvements with respect to the Switch Area and has elected to have Lessor perform the Lessee Improvements with respect to the remaining 3,500 gross rentable square feet described in this Section.

     60. RIGHT OF SUBORDINATED FIRST OFFER. Provided Lessee is not in default pursuant to any of the terms and conditions of this Lease, Lessee shall have the right of first offer to lease additional space in the Building, which hereafter may become vacant and available (the "First Offer Space"), subject only to whatever prior rights as to the First Offer Space exist or are created in connection with the leasing of space in the Building to the tenants to whom said leases are granted. Lessor will advise the Lessee of the availability of the First Offer Space and the terms and conditions Lessor would be willing to accept with respect to the First Offer Space, and Lessee shall have ten (10) days within which to respond to Lessor's offer, TIME HEREBY BEING MADE OF THE ESSENCE. The term for the First Offer Space shall expire coterminously with the Term of this Lease as the same may be extended or renewed. Should Lessee decline Lessor's offer or fail to respond, then, and in such event, Lessee shall lose any prospective rights of first offer in the Building, and Lessor shall be free to lease the First Offer Space to any other tenant upon substantially the same terms and conditions as that offered to Lessee. Substantially, as used herein, shall mean terms not materially different or a rent of not more than five (5%) percent below the rent requested by Lessor of Lessee. Should Lessee accept Lessor's offer, the description of the Demised Premises, Basic Rent, Lessee's Percentage, and apportionment of parking spaces [i.e. four (4) spaces per 1,000 gross rentable square feet] shall be adjusted to reflect the inclusion of the First Offer Space.

     61. RENEWAL OPTIONS. Lessee is hereby granted two (2) options to renew this Lease upon the following terms and conditions:

          (A) At the time of the exercise of each option to renew and at the time of the said renewal, the Lessee shall not be in default beyond any applicable notice and grace periods in accordance with the terms and provisions of this Lease, and shall be in possession of the Premises pursuant to this Lease.

          (B) Notice of the exercise of the first option shall be sent to the Lessor in writing at least nine (9) months before the expiration of the Term of this Lease, and notice of the exercise of the second option shall be sent to Lessor in writing at least nine (9) months before the expiration of the first renewal option, TIME HEREBY BEING MADE OF THE ESSENCE.

          (C) The renewal terms shall be for the term of five (5) years each, the first renewal term to commence at the expiration of the Term of this Lease, and the second renewal term to commence at the expiration of the first renewal term, and all of the terms and conditions of this Lease, other than the Annual Basic Rent, shall apply during any such renewal term.

          (D) The Annual Basic Rent to be paid during the first renewal term shall not be less than that paid for the Premises during the last year of the original Term of the Lease (without regard to any temporary abatement of rent then in effect pursuant to the Lease provisions); and the Annual Basic Rent to be paid during the second renewal term shall not be less than that paid for the Premises during the first renewal term (without regard to any temporary abatement of rent then in effect pursuant to the Lease provisions). However, if the fair rental value per square foot at the commencement of either renewal term shall exceed the rent as established in the preceding sentence, the Lessee shall pay such fair rental value. In determining the fair rental value, the Lessor shall notify Lessee of the fair rental value as established by Lessor. Should Lessee dispute Lessor's determination, then the Lessee shall be free to, at the Lessee's sole cost and expense, employ the services of an appraiser familiar with buildings similar to the Building and located within the Somerset County, New Jersey area comparable to the Building, who shall be a member of The Appraisal Institute ("MAI") and who shall render an appraisal. If the Lessor and the Lessee's appraiser cannot agree on the fair rental value, or in such case, on an independent appraiser acceptable to both, either party may request the American Arbitration Association of Somerset, New Jersey to appoint such independent appraiser who shall be a member of MAI familiar with buildings in the area of the Building and in such event the judgment of a majority of the two appraisers and Lessor shall be final and binding upon the parties. The parties shall share equally in the cost of any such independent appraiser. Pending resolution of the issue of fair rental value, the Lessee shall pay Lessor as of commencement of either renewal term, the Annual Basic Rent as established by Lessor, subject to retroactive adjustment upon final determination of this issue.

     62. GUARANTY. This Lease is expressly conditioned on the execution by Viatel, Inc. of the guaranty of the terms, covenants and conditions in this Lease to be performed and observed by

Lessee in the form and substance attached hereto and made a part hereof as Exhibit F.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

                                     VC ASSOCIATES, LLC, a New Jersey
                                     limited liability company, Lessor

                                     BY:  CHELSFIELD VANTAGE COURT,
                                          INC., Member

                                          By: /s/ Peter N. Armstrong
                                             ----------------------------------
                                                PETER N. ARMSTRONG,
                                                President


                                     VIATEL NEW JERSEY, INC., Lessee

                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------

Lessee in the form and substance attached hereto and made a part hereof as Exhibit F.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

                                     VC ASSOCIATES, LLC, a New Jersey
                                     limited liability company, Lessor

                                     BY:  CHELSFIELD VANTAGE COURT,
                                          INC., Member

                                          By:
                                             ----------------------------------



                                     VIATEL NEW JERSEY, INC., Lessee

                                     By:     /s/ Sheldon M. Goldman
                                        ---------------------------------------
                                     Name:    Sheldon M. Goldman
                                          -------------------------------------
                                     Title:  Vice-President
                                           ------------------------------------

                                       EXHIBIT A




   Drawing of the first floor of the east wing, which includes an allocable share of the Common Facilities as defined in Subsection 41(c).


                                       [GRAPHIC]

                                  EXHIBIT A-1
                                  -----------

BEGINNING at a point in the easterly line-of Cottontail Lane, said point being a monument set at the northwesterly corner of Lot 15.01, Block 517.02 as shown on the map entitled "Map of Subdivision Williams-Franklin Industrial Park, Franklin Township, Somerset County" dated March 3, 1982, filed in Somerset County as Map No. 1959, said point also being the northwesterly corner of Lot 15.10, Block 517.02 and running thence:

      1. South 70 deg. 26' 15" East 789.03 feet to a point; thence,

      2. South 18 deg. 26' 34" West 791.82 feet to a point; thence,

      3. North 69 deg. 54' 13" West 811.85 feet to a point in easterly line of Cottontail Lane; and thence,

      4. North 20 deg. 05' 47" East 784.14 feet along the easterly line of Cottontail Lane to the point or place of beginning.

ACORD CERTIFICATE OF LIABILITY INSURANCE                        DATE (MM/DD/YY)
                                                                    6/23/98


----------------------------------------------------------------------------------------------------------------------------------

PRODUCER                               THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS
MARK J. JACOBY ASSOCIATES INC.         UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE
7 OLD WESTBURY ROAD                    COVERAGE AFFORDED BY THE POLICIES BELOW.
PO BOX 1000                            -------------------------------------------------------------------------------------------
ROSLYN HEIGHTS, NY 11577                                        INSURERS AFFORDING COVERAGE
516-621-6717

----------------------------------------------------------------------------------------------------------------------------------

INSURED                                INSURER A: CHUBB
VIATEL INC.                            INSURER B:
800 THIRD AVENUE                       INSURER C:
NEW YORK, NY 10022                     INSURER D:
                                       INSURER E:

----------------------------------------------------------------------------------------------------------------------------------



COVERAGES

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN. THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.


                                                                                POLICY
Desc                                                        POLICY EFFECTIVE  EXPIRATION
LTR   TYPE OF INSURANCE                    POLICY NUMBER     DATE MM/DD/YY   DATE MM/DD/YY                   LISTS
--------------------------------------     -------------     -------------   -------------  ---------------------------------------

      GENERAL LIABILITY                    2534-33-58           11/06/97      11/06/98      EACH OCCURRENCE            $  1,000,000
      /X/ COMMERCIAL GENERAL LIABILITY                                                      FEE DAMAGE                 $   INCLUDED
      / / CLAIMS MADE    /X/ OCCUR                                                          MED EXP (any one person)   $     10,000
      / / ____________________________                                                      PERSONAL & ADV INJURY      $  1,000,000
      / / ____________________________                                                      CLINICAL AGGREGATE         $  2,000,000
      GENL AGGREGATE LIMIT                                                                  PRODUCTS - COMP/OP AGG     $   INCLUDED
      /X/ POLICY   / / PROJECT  / / LOC

-----------------------------------------------------------------------------------------------------------------------------------

      AUTOMOBILE LIABILITY                                                                  CONDENSED SINGLE LAST      $
      / / ANY AUTO                                                                          (Ea accident)
      / / ALL OWNED AUTOS                                                                   ADULT INJURY               $
      / / SCHEDULED AUTOS                                                                   (per person)
      / / HIRED AUTOS                                                                       BODILY INJURY              $
      / / NON-AUTOS                                                                         (per accident)

      / / ______________________                                                            PROPERTY DAMAGE            $
      / / ______________________                                                            (per accident)

-----------------------------------------------------------------------------------------------------------------------------------

      COVERAGE LIABILITY                                                                    AUTO ONLY - EA ACCIDENT    $
      / / ANY AUTO                                                                          OTHER THAN       EA ACC    $
                                                                                            AUTO ONLY:          ACC    $

-----------------------------------------------------------------------------------------------------------------------------------

     EXCESS LIABILITY                      7875-08-08           11/06/97      11/06/98      EACH OCCURRENCE            $  8,000,000
     /X/ OCCUR   / / CLASS WAGE                                                             AGGREGATE                  $  8,000,000
                                                                                                                       $
     / / DEDUCTIBLE                                                                                                    $
     /X/ RETENTION      $  10,000                                                                                      $

-----------------------------------------------------------------------------------------------------------------------------------

    WORKERS COMPENSATION AND                                                               WC STATUTORY    OTHER
    EMPLOYERS LIABILITY                                                                    LIMITS
                                                                                           EL EACH ACCIDENT            $
                                                                                           EL DISEASE - EA EMPLOYEE    $
                                                                                           EL DISEASE - POLICY LIMIT   $

-----------------------------------------------------------------------------------------------------------------------------------

 A  OTHER CONTENTS                         3534-33-58           11/06/97      11/06/98     $10,000 - $1,000 DED
    REPLACEMENT                                                                            INCLUDING THEFT

-----------------------------------------------------------------------------------------------------------------------------------


DESCRIPTION OF OPERATIONS/LOCATIONS/SYSTEMS/EXCLUSIONS ADDED BY
ENDORSEMENT/SPECIAL PROVISIONS

EFF. 6/19/98 ADDITIONAL INSURED-LANDLORD FOR LOCATION AT VANTAGE COURT, 208 COTTONTAIL LANE, FRANKLIN TOWNSHIP, NJ: V.C. ASSOC., LLC

POLICY CONTAINS A WAIVER OF SUBROGATION CLAUSE


CERTIFICATE HOLDER           ADDITIONAL INSURED;INSURER LETTER    CANCELLATION
L.C. ASSOCIATES, LLP                                              SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE
C/O PORTMAN GROUP, INC.                                           THE EXPIRATION DATE THEREOF, THE ISSUING INSURER WILL ENDEAVOR
1 PARKER PLAZA                                                    TO MAIL 10 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED
FORT LEE, NJ 07024                                                TO THE LEFT, BUT FAILURE TO DO SO SHALL IMPOSE NO OBLIGATION OR
                                                                  LIABILITY OF ANY KIND UPON THE INSURER, ITS AGENTS OR
                                                                  REPRESENTATIVES.

                                                                  AUTHORIZED SIGNATURE

                                                                  /s/ Keith Jantz


ACCORD 25-S *7/g                                         ACCORD CORPORATION 1998

                                  EXHIBIT B                        Page 1 of 4
                                  ---------

                            RULES AND REGULATIONS


     1. Lessee shall not obstruct or permit its agents, clerks or servants to obstruct, in any way, the sidewalks, entry passages, corridors, halls, stairways or elevators of the building, or use the same in any other way than as a means of passage to and from the offices of Lessee, bring in, store, test or use any materials in the Building which could cause a fire or an explosion or produce any fumes of vapor, make or permit any improper noises in the Building, smoke in the elevators, throw substances of any kind out of the window sills, or clean the windows.

     2. Waterclosets and urinals shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, ashes, newspaper or any other substances of any kind shall be thrown into them. Waste and excessive or unusual use of electricity or water is prohibited.

     3. The windows, doors, partitions and lights that reflect or admit light into the halls or other places of the Building shall not be obstructed,* NO SIGNS, ADVERTISEMENTS OR NOTICES SHALL BE INSCRIBED, PAINTED, AFFIXED OR DISPLAYED, IN, ON, UPON OR BEHIND ANY WINDOWS, except as may be required by law or agreed upon by the parties; and no sign, advertisement or public notice shall be inscribed, painted or affixed on any doors, partitions or other part of the inside of the Building, without the prior written consent of Lessor.** If such consent be given by Lessor, any such sign, advertisement or notice shall be inscribed, painted or affixed by Lessor, or a company approved by Lessor, but the cost of the same shall be charged to and be paid by Lessee, and Lessee agrees to pay the same promptly, on demand.

     4. No contract of any kind with any supplier of towels, ice, toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste paper, rubbish or garbage, or other like service shall be entered into by Lessee, nor shall any vending machine of any kind be installed in the Building, or on the property, without the prior written consent of the Lessor.**

     5. Subject to the terms of the Lease, when electric wiring of any kind is introduced, it must be connected as directed by Lessor, and no stringing or cutting of wires will be allowed, except with the prior written consent of Lessor,** and shall be done only by contractors approved by Lessor.** No lessee shall lay linoleum or other similar floor covering so that the same shall be in direct contact with the floor of the Premises, and if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor by a paste or other material, the use of cement or other similar adhesive material being expressly prohibited.

* with the exception of obstructions to the windows in the Switch Area which shall not be obvious from outside the Building, the blinds shall be drawn at all time for such Switch Area.

** which consent shall not be unreasonably withheld or delayed

                                  EXHIBIT B                        Page 2 of 4
                                  ---------

     6. Lessor shall have the right to prescribe the weight, size and position of all safes and other bulky or heavy equipment and all freight brought into the building by any tenant*, and also the times of moving the same in and out of the Building and all such moving must be done under the supervision of the Lessor. Lessor will not be responsible for loss of or damage to any such equipment or freight from any cause; but all damage done to the Building by moving or maintaining any such equipment or freight shall be repaired at the expense of Lessee. All safes shall stand on a base of such size as shall be designated by the Lessor. The Lessor reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

     7. No machinery of any kind or articles of unusual weight or size will be allowed in the Building*, without the prior written consent of Lessor.** Business machines and mechanical equipment shall be placed and maintained by Lessee, at Lessee's expense, in setting sufficient, in Lessee's judgement, to absorb and prevent vibration, noise and annoyance.

     8. No additional lock or locks shall be placed by Lessee on any door in the Building, without prior written consent of Lessor. Two keys will be furnished Lessee by Lessor; any additional keys requested by Lessee shall be paid for by Lessee. Lessee, its agents and employees, shall not have any duplicate key made and shall not change any locks. All keys to doors and washroom shall be returned to Lessor at the termination of the tenancy, and, in the event of loss of any keys furnished, Lessee shall pay Lessor the cost thereof.

     9. Lessee shall not employ any person or persons other than Lessor's janitors for the purpose of cleaning the premises, without prior written consent of Lessor. Lessor shall not be responsible to Lessee for any loss of property from the Premises however occurring, or for any damage done to the effects of Lessee by such janitors or any of its employees, or by any other person or any other cause. The janitor's service furnished by Lessor does not include the heating or cleaning of carpets or rugs.

     10. No bicycles, vehicles or animals of any kind shall be brought into or about the Premises.

     11. The requirements of Lessee will be attended to only upon application at the office of the Building. Employees of Lessor shall not perform any work for Lessee or do anything outside of their regular duties, unless under special instructions from the office of the Lessor.

     12. The Premises shall not be used for lodging or sleeping purposes, therein is prohibited.

* with the exception of the switches to be located in the Switch Area ** which consent will not be unreasonably withheld or delayed.

                                   EXHIBIT B
                                   ---------

      13. Lessee shall not conduct, or permit any other person to conduct, any auction upon the Premises; manufacture or store goods, wares or merchandise upon the Premises, without the prior written approval of Lessor, except the storage of usual supplies and inventory to be used by Lessee in the conduct of its business; permit the Premises to be used for gambling; make any unusual noises in the Building; permit to be played any musical instrument on the Premises; permit to be played any radio, television, recorded or wired music in such a loud manner as to disturb or annoy other tenants; or permit any unusual odors to be produced upon the Premises. Lessee shall not occupy or permit any portion of the Premises leased to him to be occupied as an office for a public stenographer or typist, or for the possession, storage, manufacture, or sale of intoxicating beverages, narcotics, tobacco in any form, or as a barber or manicure shop.

      14. After 6:00 p.m. until 8:00 a.m. on weekdays, after 1:00 p.m. on Saturdays and at all hours on Sundays and legal holidays, the Building is closed. Lessor reserves the right to exclude from the Building during such periods all persons who are not in possession of a key to the Building. Each tenant shall be responsible for all persons for whom he issues a key and shall be liable to Lessor for all acts of such persons. Lessee may, at its own expense, install additional security systems to further protect Premises.

      15. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of the Lessor. Such curtains and shades must be of a quality, type, design, and color, and attached in a manner approved by Lessor.

      16. Canvassing, soliciting and peddling in the Building are prohibited, and Lessee shall cooperate to prevent the same.

      17. There shall not be used in the Premises or in the Building, either by Lessee or by others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards, and no hand trucks will be allowed in passenger elevators.

      18. Each tenant, before closing and leaving the Premises, shall ensure that all windows are closed and all entrance doors locked.

      19. Lessor shall have the right to prohibit any advertising by Lessee which, in Lessor's opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Lessor, Lessee shall refrain from or discontinue such advertising.

                                   EXHIBIT B
                                   ---------

      20. Lessor hereby reserves to itself any and all rights not granted to Lessee hereunder, including, but not limited to, the following rights which are reserved to Lessor for its purposes in operating the Building:

      (a) the exclusive right to the use of the name of the Building for all purposes, except that Lessee may use the name as its business address and for no other purpose;

      (b) if required to do so by law the right to change the name or address of the Building, without incurring any liability to Lessee for so doing;

      (c) the right to install and maintain a sign or signs on the exterior of the Building;

      (d) the exclusive right to use or dispose of the use of the roof of the Building;

      (e) the right to limit the space on the directory of the Building to be allotted to the Lessee;

      (f) the right to grant to anyone the right to conduct any particular business or undertaking in the Building;

      21. Lessee shall list all articles to be taken from the building (other than those to be taken out in the usual course of business of Lessee) on Lessee's letterhead, or a blank which will be furnished by Lessor. Such list shall be presented at the office of the Building for approval before such articles are taken from the Building.

      22. The Lessee, its employees, agents, representatives, invitees and business visitors shall comply promptly and courteously with the directions of any building security personnel hired by Lessor.

      23. Lessor shall not be responsible to Lessee for the non-observance or violation of any of these Rules and Regulations by any other tenants.

      24. Lessee and its employees shall park their cars only in those portions of the parking area designated by Lessor.

                                    EXHIBIT C

                               LESSEE IMPROVEMENTS

         Construction Plans to be supplied by Lessee pursuant to Section 27.

                                  EXHIBIT D
                                  ---------


         SERVICES TO BE PERFORMED                     FREQUENCY OF SERVICES
            "GENERAL CLEANING"                        ---------------------
                                                     TIMES     TIMES     TIMES
                                                     WEEKLY    MONTHLY   YEARLY


 1.    EMPTY WASTE BASKETS AND OTHER TRASH
       RECEPTACLES, REMOVING CONTENTS TO
       PRE-DESIGNATED AREA.                             5

 2.    REPLACE WASTE BASKET LINERS IF REQUIRED
       (LINERS SUPPLIED BY CONTRACTOR).                 5

 3.    EMPTY AND DAMP WIPE ALL ASHTRAYS.                5

 4.    REMOVE REFUSE AND CLEAN ASH AND LITTER
       URNS IN COMMON AREAS.                            5

 5.    DUST OFFICE FURNITURE, WINDOW SILLS,
       AND ALL OTHER SURFACES UP TO 84" HIGH.           5

 6.    DAMP WIPE AND POLISH ALL DESK TOPS IF
       PAPERS ARE CLEARED.                              5

 7.    DUST OR DAMP WIPE ALL TELEPHONES AND
       AFFILIATED EQUIPMENT USING ANTISEPTIC
       TREATED CLOTHS.                                  5

 8.    REMOVE ALL FINGERMARKS FROM DOORS, DOOR
       FRAMES, PARTITIONS AND LIGHT SWITCHES.           5

 9.    REMOVE ALL FINGERMARKS, SMUDGES AND
       DIRT FROM RECEPTION AND INTERIOR DOOR
       GLASS, SIDELIGHTS AND FURNITURE PARTITION
       GLASS.                                           5

10.    CLEAN ENTRANCE DOOR GLASS AT ALL ENTRANCE
       WAYS.                                            5

11.    VACUUM DRAPERIES.                                                    3

12.    VACUUM UPHOLSTERED FURNITURE.                              1

13.    DUST VENETIAN BLINDS AND WALL HANGINGS.                              3


                                  EXHIBIT D
                                  ---------


         SERVICES TO BE PERFORMED                     FREQUENCY OF SERVICES
            "GENERAL CLEANING"                        ---------------------
                                                     TIMES     TIMES     TIMES
                                                     WEEKLY    MONTHLY   YEARLY


14.    DUST WALLS AND DAMP CLEAN AS REQUIRED.           5

15.    CLEAN, POLISH AND SANITIZE ALL DRINKING
       FOUNTAINS.                                       5

16.    SWEEP STAIRWELLS AND LANDINGS, WIPE CLEAN
       ALL RAILINGS AND TRIM.                           1

17.    CLEAN ELEVATOR CABS, INCLUDING CEILING,
       FLOORS, WALLS, DOORS AND TRACKS.                 5

18.    HIGH DUST ALL VENTS, LOUVERS, AND MOLDINGS.                          3

19.    MAINTAIN JANITOR'S CLOSETS IN A NEAT,
       ORDERLY CONDITION.                               5

20.    LEAVE ON DESIGNATED NIGHT LIGHTS AND
       SECURE BUILDING. CLOSE ALL WINDOWS AND
       LOCK ENTRANCE DOORS.                             5

21.    REPORT TO THE PROPER AUTHORITIES IF ANY
       PROBLEMS IN HVAC, PLUMBING, SECURITY, ETC.       5

22.    WIPE CLEAN ALL ALUMINUM, CHROME, STAINLESS
       STEEL AND OTHER METAL WORK AS REQUIRED.          5

23.    WET SPONGE WIPE TABLE TOPS IN EMPLOYEE
       LOUNGE. CLEAN SPILLS WHERE APPLICABLE.           5

24.    CLEAN INTERIOR AND EXTERIOR OF PERIMETER
       WINDOWS.                                                             3


                                  EXHIBIT D
                                  ---------


         SERVICES TO BE PERFORMED                     FREQUENCY OF SERVICES
           "LAVATORY CLEANING"                        ---------------------
                                                     TIMES     TIMES     TIMES
                                                     WEEKLY    MONTHLY   YEARLY


 1.    DAMP WIPE AND CLEAN WASTE RECEPTACLES.           5

 2.    REMOVE REFUSE TO A DESIGNATED AREA.              5

 3.    CLEAN, DISINFECT AND DEODORIZE ALL
       LAVATORY FIXTURES USING A HIGH PHENOL
       COEFFICIENT CLEANER.                             5

 4.    CLEAN AND POLISH LAVATORY MIRRORS,
       BRITEWORK AND ENAMEL SURFACES.                   5

 5.    SPOT CLEAN LAVATORY WALLS AND STALL
       PARTITIONS.                                      5

 6.    FULL WASH LAVATORY WALLS AND STALL
       PARTITIONS.                                                1

 7.    HAND DUST ALL STALL PARTITIONS AND
       OTHER SURFACES.                                  5

 8.    PRESSURE VACUUM ALL VENTS.                                 1

 9.    WET MOP ALL LAVATORY FLOORS USING A
       HIGH PHENOL COEFFICIENT GERMICIDAL
       CLEANER.                                         5

10.    CLEAN ALL BASEBOARDS AND FLOOR
       DRAIN PLATES.                                    5

11.    DAMP CLEAN AND REFILL ALL DISPENSERS             5

12.    MACHINE SCRUB RESTROOM FLOORS.                             1


                                  EXHIBIT D
                                  ---------


         SERVICES TO BE PERFORMED                     FREQUENCY OF SERVICES
               "FLOOR CARE"                           ---------------------
                                                     TIMES     TIMES     TIMES
                                                     WEEKLY    MONTHLY   YEARLY


 1.    VACUUM ALL CARPETED AREAS, INCLUDING EDGES
       AND CORNERS. VACUUM WALK OFF MATS AT
       BUILDING ENTRANCES.                              5

 2.    SWEEP AND/OR DUST MOP ALL NON-CARPETED AREAS.    5

 3.    SPOT MOP SPILLAGE IN NON-CARPETED AREAS.         5

 4.    SPOT CLEAN ALL CARPETED AREAS (ONCE CARPETS
       HAVE BEEN CLEANED).                              5

 5.    SWEEP AND/OR VACUUM AND DUST STAIRWELLS,
       LANDINGS AND HANDRAILS.                          1

 6.    WET MOP STAIRWELLS.                              1

 7.    MAINTAIN HARD-SURFACED FLOOR SURFACES
       USING AN APPROVED, NON-INJURIOUS CLEANING
       SOLUTION AS WELL AS AN UNDERWRITERS LABORATORY
       APPROVED FLOOR FINISH THAT PROVIDES A HIGH
       DEGREE OF SLIP RESISTANCE.                                 1

 8.    REMOVE AND CLEAN WALK OFF MATS.                            1


                                 EXHIBIT E
                                 ---------


                               HOLIDAY SCHEDULE
                               ----------------

                               New Years Day

                               Washington's Birthday

                               Good Friday

                               Memorial Day

                               Independence Day

                               Labor Day

                               Thanksgiving Day

                               Christmas Day

                                    EXHIBIT F

                                GUARANTY OF LEASE

         WHEREAS, VIATEL NEW JERSEY, INC., with offices at 800 Third Avenue, New York, New York 10022 (hereinafter referred to as "Lessee") is desirous of entering into the lease hereinafter mentioned; and

         WHEREAS, VIATEL, INC., with offices at 800 Third Avenue, New York, New York 10022 (hereinafter referred to as "Guarantor") has requested VC ASSOCIATES, LLC, whose address is c/o Portman Group, Inc., One Parker Plaza, Fort Lee, New Jersey 07024 (hereinafter referred to as "Lessor") to enter into a lease with the Lessee for ten (10) years with two (2) renewal options of five (5) years each, in the building known as Building B, as part of Vantage Court, located at 200 Cottontail Lane, Franklin Township, New Jersey (hereinafter referred to as the "Lease"); and

         WHEREAS, the Lessor has refused to enter into the said Lease unless the Guarantor guarantees said Lease in the manner hereinafter set forth.

         NOW, THEREFORE, to induce the Lessor to enter into said Lease, which Lease is dated this day and is being executed simultaneously herewith, the Guarantor hereby agrees as follows:

         1. (a) The Guarantor unconditionally guarantees to the Lessor and the successors and assigns of the Lessor, the full and punctual performance and observance by the Lessee of all of the terms, covenants and conditions in said Lease contained on Lessee's part to be kept, performed or observed.

                  (b) If, at any time, default shall be made by the Lessee in the performance or observance of any of the terms, covenants or conditions in said Lease contained on the Lessee's part to be kept, performed or observed, the Guarantor will keep, perform and observe the same, as the case may be, in place and stead of the Lessee.

                  (c) The liability of the Guarantor hereunder shall be enforceable against the Guarantor without the necessity for any suit or proceedings on the Lessor's part of any kind or nature whatsoever against the Lessee.

         2. Any act of the Lessor, or the successors or assigns of the Lessor, consisting of a waiver of any of the terms or conditions of said Lease, or the giving of any consent to any manner or thing relating to said Lease, or the granting of any indulgences or extensions of time, to the Lessee, may be done without notice to the Guarantor and without releasing the obligations of the Guarantor hereunder.

         3. The obligations of the Guarantor hereunder shall not be released by Lessor's receipt, application or release of security given for the performance and observance of covenants and conditions in said Lease contained on the Lessee's part to be performed or observed; nor by any modification of such Lease, but in the case of any such modification, the liability of the Guarantor shall be deemed modified in accordance with the terms of any such modification of the Lease.

         4. The liability of the Guarantor hereunder shall in no way be affected by (a) the release or discharge of the Lessee in any creditors' receivership, bankruptcy or other proceedings; (b) the impairment, limitation or modification of the liability of the Lessee or the estate of the Lessee in bankruptcy, or of any remedy for the enforcement of the Lessee's said liability under the Lease, resulting from the operation of any present or future provision of the Bankruptcy Code or other statute or from the decision in any court; (c) the rejection or disaffirmance of the Lease in any such proceedings; (d) the assignment or transfer of the Lease by the Lessee; (e) any disability or other defense of the Lessee; or (f) the cessation from any cause whatsoever of the liability of the Lessee. Notwithstanding the foregoing, in the event that Lessee is released from its obligations under the Lease due to (1) Lessor exercising its right of recapture as provided for in Subsection 8(A) of the Lease, or (2) as a result of a final non-appealable judicial decree not resulting from the operation of any present or future provision of the Bankruptcy Code that Lessee is released from its obligations under the Lease (i.e. constructive eviction) then Grantor shall be released from its obligations hereunder arising from and after the date of such termination to the same extent and for the same duration that Lessee is released from its obligations under the Lease.

         5. Until all the covenants and conditions in said Lease on the Lessee's part to be performed and observed are fully performed and observed, the Guarantor: (a) shall have no right of subrogation against the Lessee by reasons of any payments or acts of performance by the Guarantor hereunder;
(b) waives any right to enforce any remedy which the Guarantor now or hereafter shall have against the Lessee by reason of any one or more payment or acts of performance in compliance with the obligations of the Guarantor hereunder; and (c) during the period, if any, that Lessee is in default of any of its obligations under the Lease beyond any applicable notice and cure periods provided for therein subordinates any liability or indebtedness of the Lessee now or hereafter held by the Guarantor to the obligations of the Lessee to the Lessor under said Lease.

         6. Notwithstanding any payments of Basic Rent or Additional Rent made by the undersigned pursuant to the provisions of this Guaranty, the undersigned shall not seek to enforce or collect upon any rights which the undersigned now has or may acquire against the Lessee either by way of subrogation, indemnity, reimbursement or contribution for any amount paid under this Guaranty during the period, if any, that Lessee is in default of any of its obligations under the Lease beyond any applicable notice and cure periods provided for therein. In the event either a petition is filed under the Bankruptcy Code or under any other applicable Federal or state insolvency law in regard to the Lessee, or an action or proceeding is commenced for the benefit of the creditors of the Lessee, and the Lessor is ordered to repay all or any portion of any payments made to Lessor which were received from or on behalf of the Lessee and which are held voidable on the grounds of preference, fraudulent conveyance or otherwise, the undersigned shall pay to the Lessor an amount equal to such payments held to be voidable, provided, however, that the aggregate of all payments made by the undersigned under this Guaranty shall not exceed the amount of the Basic Rent and Additional Rent arrears then due and payable.

               If at any time payment, or portion thereof, made by or for the account of the undersigned on account of the obligations under this Guaranty, is set aside by any court or trustee having jurisdiction as a voidable preference, fraudulent conveyance or otherwise as being subject to avoidance or recovery under the provisions of the Bankruptcy Code or under any other applicable Federal or state insolvency law or similar law, the undersigned hereby agrees that this Guaranty (a) shall continue and remain in full force and effect, and (b) if previously terminated as a result of the undersigned having fulfilled the undersigned's obligations hereunder in full or as a result of the Lessor having released the undersigned from its obligations and liabilities hereunder, shall without further act or instrument be reinstated and shall thereafter remain in full force and effect, in either case with the same force and effect as though such payment or portion thereof had not been made, and, if applicable, as if such previous termination had not occurred.

         7. This Guaranty shall apply to the said Lease and to any renewal or extension thereof.

         8. This instrument may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by the Guarantor and the Lessor.

         IN WITNESS WHEREOF, the Guarantor has hereunto set his hands and seals the 23rd day of June 1998.

                                            VIATEL, INC.

                                            By:     /s/ Sheldon M. Goldman
                                                    -------------------
                                            Name:      Sheldon M. Goldman
                                                    -------------------
                                            Title:    Vice-President
                                                    -------------------

                                GUARANTY OF LEASE

     WHEREAS, VIATEL NEW JERSEY, INC., with offices at 800 Third Avenue, New York, New York 10022 (hereinafter referred to as "Lessee") is desirous of entering into the lease hereinafter mentioned; and

     WHEREAS, VIATEL, INC., with offices at 800 Third Avenue, New York, New York 10022 (hereinafter referred to as "Guarantor") has requested VC ASSOCIATES, LLC, whose address is c/o Portman Group, Inc., One Parker Plaza, Fort Lee, New Jersey 07024 (hereinafter referred to as "Lessor") to enter into a lease with the Lessee for ten (10) years with two (2) renewal options of five (5) years each, in the building known as Building B, as part of Vantage Court, located at 200 Cottontail Lane, Franklin Township, New Jersey (hereinafter referred to as the "Lease"); and

     WHEREAS, the Lessor has refused to enter into the said Lease unless the Guarantor guarantees said Lease in the manner hereinafter set forth.

     NOW, THEREFORE, to induce the Lessor to enter into said Lease, which Lease is dated this day and is being executed simultaneously herewith, the Guarantor hereby agrees as follows:

     1. (a) The Guarantor unconditionally guarantees to the Lessor and the successors and assigns of the Lessor, the full and punctual performance and observance by the Lessee of all of the terms, covenants and conditions in said Lease contained on Lessee's part to be kept, performed or observed.

        (b) If, at any time, default shall be made by the Lessee in the performance or observance of any of the terms, covenants or conditions in said Lease contained on the Lessee's part to be kept, performed or observed, the Guarantor will keep, perform and observe the same, as the case may be, in place and stead of the Lessee.

        (c) The liability of the Guarantor hereunder shall be enforceable against the Guarantor without the necessity for any suit or proceedings on the Lessor's part of any kind or nature whatsoever against the Lessee.

     2. Any act of the Lessor, or the successors or assigns of the Lessor, consisting of a waiver of any of the terms or conditions of said Lease, or the giving of any consent to any manner or thing relating to said Lease, or the granting of any indulgences or extensions of time, to the Lessee, may be done without notice to the Guarantor and without releasing the obligations of the Guarantor hereunder.

     3. The obligations of the Guarantor hereunder shall not be released by Lessor's receipt, application or release of security given for the performance and observance of covenants and conditions in said Lease contained on the Lessee's part to be performed or observed; nor by any modification of such Lease, but in the case of any such modification, the liability of the Guarantor shall be deemed modified in accordance with the terms of any such modification of the Lease.

     4. The liability of the Guarantor hereunder shall in no way be affected by
(a) the release or discharge of the Lessee in any creditors' receivership, bankruptcy or other proceedings; (b) the impairment, limitation or modification of the liability of the Lessee or the estate of the Lessee in bankruptcy, or of any remedy for the enforcement of the Lessee's said liability under the Lease, resulting from the operation of any present or future provision of the Bankruptcy Code or other statute or from the decision in any court; (c) the rejection or disaffirmance of the Lease in any such proceedings; (d) the assignment or transfer of the Lease by the Lessee; (e) any disability or other defense of the Lessee; or (f) the cessation from any cause whatsoever of the liability of the Lessee. Notwithstanding the foregoing, in the event that Lessee is released from its obligations under the Lease due to (1) Lessor exercising its right of recapture as provided for in Subsection 8(A) of the Lease, or (2) as a result of a final non-appealable judicial decree not resulting from the operation of any present or future provision of the Bankruptcy Code that Lessee is released from its obligations under the Lease (i.e. constructive eviction) then Grantor shall be released from its obligations hereunder arising from and after the date of such termination to the same extent and for the same duration that Lessee is released from its obligations under the Lease.

     5. Until all the covenants and conditions in said Lease on the Lessee's part to be performed and observed are fully performed and observed, the
Guarantor: (a) shall have no right of subrogation against the Lessee by reasons of any payments or acts of performance by the Guarantor hereunder; (b) waives any right to enforce any remedy which the Guarantor now or hereafter shall have against the Lessee by reason of any one or more payment or acts of performance in compliance with the obligations of the Guarantor hereunder; and (c) during the period, if any, that Lessee is in default of any of its obligations under the Lease beyond any applicable notice and cure periods provided for therein subordinates any liability or indebtedness of the Lessee now or hereafter held by the Guarantor to the obligations of the Lessee to the Lessor under said Lease.

     6. Notwithstanding any payments of Basic Rent or Additional Rent made by the undersigned pursuant to the provisions of this Guaranty, the undersigned shall not seek to enforce or collect upon any rights which the undersigned now has or may acquire against the Lessee either by way of subrogation, indemnity, reimbursement or contribution for any amount paid under this Guaranty during the period, if any, that Lessee is in default of any of its obligations under the Lease beyond any applicable notice and cure periods provided for therein. In the event either a petition is filed under the Bankruptcy Code or under any other applicable Federal or state insolvency law in regard to the Lessee, or an action or proceeding is commenced for the benefit of the creditors of the Lessee, and the Lessor is ordered to repay all or any portion of any payments made to Lessor which were received from or on behalf of the Lessee and which are held voidable on the grounds of preference, fraudulent conveyance or otherwise, the undersigned shall pay to the Lessor an amount equal to such payments held to be voidable, provided, however, that the aggregate of all payments made by the undersigned under this Guaranty shall not exceed the amount of the Basic Rent and Additional Rent arrears then due and payable.

     If at any time payment, or portion thereof, made by or for the account of the undersigned on account of the obligations under this Guaranty, is set aside by any court or trustee having jurisdiction as a voidable preference, fraudulent conveyance or otherwise as being subject to avoidance or recovery under the provisions of the Bankruptcy Code or under any other applicable Federal or state insolvency law or similar law, the undersigned hereby agrees that this Guaranty
(a) shall continue and remain in full force and effect, and (b) if previously terminated as a result of the undersigned having fulfilled the undersigned's obligations hereunder in full or as a result of the Lessor having released the undersigned from its obligations and liabilities hereunder, shall without further act or instrument be reinstated and shall thereafter remain in full force and effect, in either case with the same force and effect as though such payment or portion thereof had not been made, and, if applicable, as if such previous termination had not occurred.

     7. This Guaranty shall apply to the said Lease and to any renewal or extension thereof.

     8. This instrument may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by the Guarantor and the Lessor.

     IN WITNESS WHEREOF, the Guarantor has hereunto set his hands and seals the _____ day of June 1998.

                                   VIATEL, INC.

                                   By: /s/ Sharon M. Galson
                                      ------------------------------------
                                   Name:   Sharon M. Galson
                                        ----------------------------------
                                   Title:  Vice President
                                         ---------------------------------